EXHIBIT 10.1

THIRD AMENDMENT TO TWO-YEAR REVOLVING CREDIT AGREEMENT AND EXTENSION AGREEMENT

This THIRD AMENDMENT TO TWO-YEAR REVOLVING CREDIT AGREEMENT AND EXTENSION AGREEMENT (this “Agreement”), dated as of April 29, 2020, is by and among ELIZABETHTOWN GAS COMPANY, a New Jersey corporation (“ETG”), ELKTON GAS COMPANY, a Maryland corporation (“Elkton”), SJI UTILITIES, INC., a New Jersey corporation (“SJIU” and, together with ETG and Elkton, each a “Borrower” and collectively, the “Borrowers”), SOUTH JERSEY INDUSTRIES, INC., a New Jersey corporation (the “Parent” and, together with ETG, Elkton and SJIU, each a “Credit Party” and collectively, the “Credit Parties”), the Lenders signatory hereto and JPMORGAN CHASE BANK, N.A., a national banking association organized and existing under the laws of the United States of America, as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrowers, the Parent, the Lenders and the Administrative Agent are parties to that certain Two-Year Revolving Credit Agreement dated as of June 29, 2018 (as amended by that certain First Amendment to Two-Year Revolving Credit Agreement dated November 20, 2018 and that certain Second Amendment to Two-Year Revolving Credit Agreement and Extension Agreement dated June 7, 2019, the “Existing Credit Agreement”);

WHEREAS, the Borrowers desire, and the Administrative Agent and the Lenders and the Consenting Lenders party hereto, respectively, have agreed, to (i) make certain amendments to the Existing Credit Agreement and the other Loan Documents and (ii) extend the Stated Termination Date under the Existing Credit Agreement by an additional one year period, in each case, on the terms and conditions set forth herein (the Existing Credit Agreement as amended by this Agreement, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested, and the Administrative Agent and the Lenders party hereto have agreed to provide, certain limited waivers as more fully set forth herein on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1          Amendments to Credit Agreement.  Effective as of the Third Amendment Effective Date, the Existing Credit Agreement (and to the extent provided in Annex A hereto, the exhibits, schedules and appendices to the Existing Credit Agreement) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example:  double underlined text) as set forth in Annex A attached hereto.

1.2          Release of Certain Credit Parties.  Effective as of the Third Amendment Effective Date, (i) Elkton shall no longer have any rights as a Borrower under the Credit Agreement and is hereby released from its obligations (except for contingent indemnification and other obligations that by their terms survive termination of the Credit Agreement (the “Surviving Obligations”)) as a Borrower under the Credit Agreement and (ii) the Parent is hereby released from its obligations as a Guarantor under the Guaranty set forth in Article X of the Existing Credit Agreement (except with respect to the Surviving Obligations of Elkton).  By its execution of this Agreement, each of Elkton and the Parent acknowledges and agrees that it will remain liable for any Surviving Obligations of Elkton following the Third Amendment Effective Date.

ARTICLE II

EXTENSION AND LIMITED WAIVER

2.1          Extension.  Pursuant to Section 2.18 of the Credit Agreement, the Borrowers have requested an extension of the existing Stated Termination Date from June 7, 2021 to April 29, 2022 (the “Extension”).  As of the date hereof, Lenders holding at least fifty one percent (51%) of the aggregate Commitments have agreed to the Extension (such agreement evidenced by their execution and delivery of a counterpart of this Agreement) and, subject to the satisfaction of the conditions in Section 4.2 hereof, the Stated Termination Date as to the Consenting Lenders shall be extended to April 29, 2022 on the Extension Effective Date (as defined in Section 4.2 below).  Subject to the right of the Borrower pursuant to Section 2.18(d) of the Credit Agreement to replace the Commitment of any Non-Consenting Lenders for the remaining duration of the Credit Agreement, the Stated Termination Date as to the Non-Consenting Lenders, if any, shall remain June 7, 2021.

ARTICLE III

LIMITED WAIVERS

3.1          Limited Waivers.

(a)          Solely with respect to the Extension pursuant to this Agreement, the Consenting Lenders, constituting the Required Lenders, hereby (i) waive the timing and form requirements set forth in Section 2.18 of the Credit Agreement with respect to the Borrowers’ request for the Extension and the Election Date, (ii) waive the requirement set forth in Section 2.18(a) of the Credit Agreement that the Stated Termination Date be extended to the date that is one year after the then existing Stated Termination Dated and agree that the extension of the Stated Termination Date shall be to date specified in Section 2.1 of this Agreement, (iii) waive the conditions set forth in Section 2.18(e) of the Credit Agreement (it being acknowledged that the conditions to the effectiveness of the Extension are addressed in Section 4.2 hereof) and the requirement in Section 2.18(a) of the Credit Agreement that the extension of the Stated Termination Date be effective as of the applicable Anniversary Date, and hereby agree that the Extension shall take effect as of the Extension Effective Date.

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(b)          As of the date hereof, an Event of Default with respect to each of ETG and SJIU has occurred and is continuing under Section 7.01(c) of the Existing Credit Agreement resulting from the failure of such Borrower to deliver the financial statements and the related Compliance Certificate required to be delivered by such Borrower under Section 6.03(b) of the Existing Credit Agreement for the fiscal year ended December 31, 2019 within the time period specified therein (the “Specified Events of Default”).  In reliance on the representations and warranties contained in Section 5.2 of this Agreement, and subject to the satisfaction of the conditions set forth in Section 4.3 of this Agreement, each of the Specified Events of Default is hereby waived; provided that each of ETG and SJIU shall deliver the financial statements and Compliance Certificate required to be delivered by it under Section 6.03(b) of the Existing Credit Agreement with respect to the fiscal year ended December 31, 2019 on or prior to April 29, 2020 (and, for the avoidance of doubt, any failure of ETG or SJIU to deliver such financial statements and Compliance Certificate on or prior to April 29, 2020 shall result in an Event of Default with respect such Borrower).

3.2          Nature of Limited Waiver.  The limited waivers set forth in this Article III are effective solely for the purposes set forth herein and shall be limited precisely as written and shall not constitute or be deemed to, except as expressly provided herein, (a) be a waiver of, consent to or departure from, any other term or provision in the Credit Agreement or any other Loan Document, each of which shall continue in full force and effect; (b) prejudice any right that the Administrative Agent or any Lender has or may have in the future under or in connection with the Credit Agreement or any other Loan Document; (c) waive any Default or Event of Default that may exist as of the date hereof; or (d) establish or constitute a course of dealing among the parties.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

4.1          Third Amendment Effective Date.  The amendments set forth in Article I of this Agreement (the “Amendments”) shall become effective as of the date (such date being referred to as the “Third Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)           Execution of this Agreement.  The Administrative Agent shall have received duly executed counterparts of this Agreement from each Credit Party and each Lender.

(b)           Amended and Restated Notes.  Each Lender requesting the same shall have received an amended and restated Note executed by ETG and SJIU.

(c)           Repayment of Elkton Obligations.  Elkton shall have (i) repaid all outstanding Loans made to it under the Existing Credit Agreement, together with all interest accrued thereon and amounts payable pursuant to Section 2.12(e) of the Credit Agreement, in accordance with Section 2.10(e) of the Credit Agreement, (ii) Cash Collateralized its outstanding L/C Obligations, if any, in accordance with Section 7.02(b) of the Credit Agreement and (iii) pay to the Administrative Agent, for the account of the parties entitled thereto, any other outstanding Obligations of Elkton.

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(d)         Fees and Expenses.  The Borrowers shall have paid all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.2          Extension Effective Date.  The Extension pursuant to Article II of this Agreement shall become effective as of April 29, 2020 (such date being referred to as the “Extension Effective Date”) if, and only if, each of the following conditions precedent shall have been satisfied:

(a)           Execution of this Agreement.  The Administrative Agent shall have received duly executed counterparts of this Agreement from each Credit Party and Consenting Lenders holding at least fifty-one percent (51%) of the aggregate Commitments.

(b)          Fees and Expenses.  The Borrowers shall have paid (i) to JPMorgan Chase Bank, N.A. (“JPMorgan”), for the account of each Consenting Lender, an upfront fee equal to 20.0 basis points payable on such Lender’s Commitment as of the Extension Effective Date, (ii) the other fees and expenses required to be paid on or prior to the Extension Effective Date under that certain Extension Fee Letter, dated as of April 14, 2020, among the Borrowers and JPMorgan and (iii) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

(c)         Extension Officer’s Certificate.  The Administrative Agent shall have received a certificate (the statements contained in which shall be true) of the chief executive officer or chief financial officer of each Borrower stating that, as of the Extension Effective Date, (A) all representations and warranties of such Borrower contained in the Credit Agreement are true and correct in all material respects (except for representations and warranties qualified by materiality, which shall be true and correct in all respects) on and as of such date as though made on and as of such date, both before and after giving effect to the Extension (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (B) no event has occurred and is continuing, or would result from the Extension, which constitutes a Default or an Event of Default with respect to such Borrower and (C) each condition set forth in Section 4.2 of this Agreement has been satisfied.

4.3          Effectiveness of Limited Waiver.  The limited waivers set forth in Article III of this Agreement shall become effective upon the satisfaction of the following conditions precedent:

(a)           Execution of this Agreement.  The Administrative Agent shall have received duly executed counterparts of this Agreement from each Credit Party and Lenders constituting the Required Lenders.

(b)           Extension Effective Date.  With respect to the limited waivers in Section 3.1(a) only, the occurrence of the Extension Effective Date.

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ARTICLE V

MISCELLANEOUS

5.1          Amended Terms.  On and after the Third Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Agreement.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

5.2           Representations and Warranties.  To induce the other parties hereto to enter into this Agreement, each Credit Party represents and warrants to the Administrative Agent and each Lender, as of the date hereof, as follows:

(a)           Such Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)         This Agreement has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Credit Party of this Agreement.

(d)          The representations and warranties set forth in Article V of the Credit Agreement and in any other Loan Document are true and correct in all material respects with respect to such Borrower as of the date hereof (without duplication of any materiality qualifiers therein and except for those which expressly relate to an earlier date).

(e)          After giving effect to this Agreement, no event has occurred and is continuing which constitutes a Default or an Event of Default with respect to such Borrower.

(f)           The Obligations are not reduced or, other than as expressly set forth in Annex A hereto, modified by this Agreement and are not subject to any offsets, defenses or counterclaims.

5.3          Reaffirmation of Obligations.  The Credit Agreement and each of the other Loan Documents, as specifically amended by this Agreement, are and shall continue to be in full force and effect and each Credit Party (other than, as of the Third Amendment Effective Date, Elkton and the Parent) hereby ratifies the Credit Agreement and each other Loan Document to which such Credit Party is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and the other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its Obligations.

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5.4           Loan Document.  This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

5.5          [Reserved].

5.6           Further Assurances.  Each Credit Party agrees to promptly take such action, upon the request of the Administrative Agent, as is reasonably necessary to carry out the intent of this Agreement.

5.7           Entirety.  This Agreement, together with the other Loan Documents, embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

5.8           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “executed,” “signed,” “signature,” and words of like import in shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

5.9         No Actions, Claims, Etc.  As of the date hereof, each Credit Party hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

5.10         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.11         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.12         Submission to Jurisdiction; Waivers; Waiver of Jury Trial.  The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 9.13 and 9.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

5.13        No Waivers.  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

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IN WITNESS WHEREOF the parties hereto have caused this Third Amendment to Two-Year Revolving Credit Agreement and Extension Agreement to be duly executed on the date first above written.

CREDIT PARTIES:

ELIZABETHTOWN GAS COMPANY

By:	/s/ Christie McMullen
Name: Christie McMullen
Title: President & Chief Operating Officer

ELKTON GAS COMPANY

By:	/s/ Christie McMullen
Name: Christie McMullen
Title: President & Chief Operating Officer

SJI UTILITIES, INC.

By:	/s/ David Robbins, Jr.
Name: David Robbins, Jr.
Title: President

SOUTH JERSEY INDUSTRIES, INC.

By:	/s/ David Robbins, Jr.
Name: David Robbins, Jr.
Title: President

SIGNATURE PAGE TO
THIRD AMENDMENT TO CREDIT AGREEMENT AND EXTENSION AGREEMENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as Swingline Lender, as an Issuing Lender, as a Lender and as a Consenting Lender

By:	/s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Executive Director

SIGNATURE PAGE TO
THIRD AMENDMENT TO CREDIT AGREEMENT AND EXTENSION AGREEMENT

CITIZENS BANK, N.A., as an Issuing Lender, as a Lender and as a Consenting Lender

By:	/s/ Hassan Shakeel
Name: Hassan Shakeel
Title: Vice President

SIGNATURE PAGE TO
THIRD AMENDMENT TO CREDIT AGREEMENT AND EXTENSION AGREEMENT

BANK OF AMERICA, N.A., as a Lender and as a Consenting Lender

By:	/s/ Richard R. Powell
Name: Richard R. Powell
Title: Senior Vice President

SIGNATURE PAGE TO
THIRD AMENDMENT TO CREDIT AGREEMENT AND EXTENSION AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as a Consenting Lender

By:	/s/ Alex Rolfe
Name: Alex Rolfe
Title: Vice President

SIGNATURE PAGE TO
THIRD AMENDMENT TO CREDIT AGREEMENT AND EXTENSION AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as a Consenting Lender

By:	/s/ Jesse Tannuzzo
Name: Jesse Tannuzzo
Title: Vice President

SIGNATURE PAGE TO
THIRD AMENDMENT TO CREDIT AGREEMENT AND EXTENSION AGREEMENT

TD BANK, N.A., as a Lender and as a Consenting Lender

By:	/s/ Vijay Prasad
Name: Vijay Prasad
Title: Senior Vice President

SIGNATURE PAGE TO
THIRD AMENDMENT TO CREDIT AGREEMENT AND EXTENSION AGREEMENT

TRUIST BANK (formerly known as Branch Banking and Trust Company), as a Lender and as a Consenting Lender

By:	/s/ Matthew J. Davis
Name: Matthew J. Davis
Title: Senior Vice President

SIGNATURE PAGE TO
THIRD AMENDMENT TO CREDIT AGREEMENT AND EXTENSION AGREEMENT

KEYBANK NATIONAL ASSOCIATION, as a Lender and as a Consenting Lender

By:	/s/ Renee M. Bonnell
Name: Renee M. Bonnell
Title: Senior Vice President

SIGNATURE PAGE TO
THIRD AMENDMENT TO CREDIT AGREEMENT AND EXTENSION AGREEMENT

PROVIDENT BANK, as a Lender and as a Consenting Lender

By:	/s/ Vincent S. Vita
Name: Vincent S. Vita
Title: Senior Vice President

SIGNATURE PAGE TO
THIRD AMENDMENT TO CREDIT AGREEMENT AND EXTENSION AGREEMENT

ANNEX A
AMENDMENTS TO CREDIT AGREEMENT

See attached.

ANNEX A
As amended by the First Amendment to Two-Year Revolving Credit Agreement, dated November 20, 2018, the Second Amendment to Two-Year Revolving Credit Agreement and Extension Agreement, dated June 7, 2019, and the Third Amendment to Two-Year Revolving Credit Agreement and Extension Agreement, dated April 29, 2020

Deal CUSIP Number: 26923LAC6
Revolving Loan CUSIP Number: 26923LAD4

TWO-YEAR REVOLVING
CREDIT AGREEMENT

Dated as of June 29, 2018

among

ELIZABETHTOWN GAS COMPANY,

and

SJI UTILITIES, INC.,
as Borrowers,

and

THE SEVERAL LENDERS
FROM TIME TO TIME PARTY HERETO,
as Lenders,

and

JPMORGAN CHASE BANK, N.A.,
as a Lender, Swingline Lender, Issuing Lender and Administrative Agent

and

CITIZENS BANK, N.A.,
as Syndication Agent

and

CITIZENS BANK, N.A.,
as an Issuing Lender

Arranged by:
J.P. MORGAN CHASE BANK, N.A AND CITIZENS BANK, N.A.,
as Joint Lead Arrangers and Joint Book Runners

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

EXHIBITS

Exhibit A-1	Form of Revolving Loan Note
Exhibit A-2	Form of Swingline Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Notice of Swingline Borrowing
Exhibit D	Form of Notice of Account Designation
Exhibit E	Form of Notice of Conversion/Continuation
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Compliance Certificate
Exhibit H	Form of Extension Letter
Exhibit I	Form of Sublimit Adjustment Letter

SCHEDULES

Schedule I	Commitment Schedule
Schedule II	Ownership

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TWO-YEAR
REVOLVING CREDIT AGREEMENT

This TWO-YEAR REVOLVING CREDIT AGREEMENT (as it may be amended, supplemented or otherwise modified in accordance with the terms hereof at any time and from time to time, this “Agreement”) dated as of June 29, 2018, among ELIZABETHTOWN GAS COMPANY, a New Jersey corporation (“ETG”), SJI UTILITIES, INC., a New Jersey corporation (“SJIU” and together with ETG, each a “Borrower” and collectively, the “Borrowers”), the several banks and other financial institutions from time to time parties to this Agreement (each a “Lender” and collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., a national banking association organized and existing under the laws of the United States of America (“JPMorgan”), as administrative agent for the Lenders hereunder (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

WHEREAS, each Borrower has requested that the Lenders make revolving credit loans to the Borrowers and issue or participate in letters of credit for the account of the Borrower, in an aggregate principal amount of up to $200,000,000 ($50,000,000 of which shall be available for the issuances of letters of credit) at any one time outstanding, for general corporate purposes and for working capital of the Borrowers and their respective Subsidiaries or Affiliates; and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth in this Agreement, to extend credit under this Agreement as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01          Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABR Loan” means all Loans, or portions thereof, bearing interest based on the Alternate Base Rate.

“Acquisition” means any transaction or series of related transactions by which any Borrower or any Subsidiary directly or indirectly (a) acquires all or substantially all of the assets comprising one or more business units of any other Person, whether through purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority of the Capital Stock of any other Person or a majority of the Capital Stock of such Person having ordinary voting power for the election of directors or members of a similar governing body of such Person.

“Additional Commitment Lender” has the meaning assigned to that term in Section 2.18(d)(ii).

“Additional Lender” has the meaning assigned to that term in Section 2.08(a).

“Adjusted LIBO Rate” means, with respect to any borrowing of Eurodollar Loans for any Interest Period or any borrowing of ABR Loans, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning assigned to that term in the preamble hereto.

“Administrative Agent’s Office” means the office of the Administrative Agent as set forth in Section 9.02.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, and the rules and regulations thereunder, and other similar legislation.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person.  A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this Two-Year Revolving Credit Agreement, as it may be amended, supplemented or otherwise modified in accordance with the terms hereof at any time and from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1.00% per annum.  For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the LIBO Screen Rate for a deposit in dollars with a maturity of one month (or, if the LIBO Screen Rate on such day for a deposit in Dollars is not available for a maturity of one month but is available for periods both longer and shorter than such period, the Interpolated Rate) at approximately 11:00 a.m., London time, on such day; provided that if such rate shall be less than 1.50%, such rate shall be deemed to be 1.50%. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.12, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.

“Anniversary Date” has the meaning assigned to that term in Section 2.18(a).

“Applicable Alternate Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Applicable Law” means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses, and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other judicial or quasi–judicial tribunal (including, without limitation, those pertaining to health, safety, the environment or otherwise).

“Applicable Lending Office” means, with respect to any Lender, the office of such Lender specified in such Lender’s administrative questionnaire delivered to the Administrative Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.

“Applicable Letter of Credit Fee Margin” has the meaning set forth in the definition of Applicable Margin.

“Applicable Eurodollar Margin” has the meaning set forth in the definition of Applicable Margin.

“Applicable Margin” means, for the applicable interest rate on Loans made to any Borrower, Facility Fees payable by any Borrower pursuant to Section 2.05(a), and Letter of Credit fees and commissions payable by any Borrower pursuant to Section 3.03(a), the rate per annum as set forth in the “Pricing Grid” below, determined by reference to the Debt Ratings:

Pricing Grid
Tier	Debt Ratings	Facility Fee	Applicable Alternate Base Rate Margin	Applicable Eurodollar Margin or Applicable Letter of Credit Fee Margin
I	> A+/A1	0.225%	0.00%	0.950%
II	A/A2	0.250%	0.050%	1.050%
III	A-/A3	0.275%	0.150%	1.150%
IV	BBB+/Baa1	0.325%	0.225%	1.225%
V	BBB/Baa2	0.375%	0.425%	1.425%
VI	< BBB-/Baa3	0.425%	0.625%	1.625%

The Applicable Margin shall be adjusted effective on the next Business Day following any change in the applicable Borrower’s Debt Ratings.  Each Borrower shall notify the Administrative Agent in writing promptly after becoming aware of any change in its Debt Ratings.

“Applicable Share” means, at any time, (i) with respect to ETG, the percentage by which ETG’s Sublimit bears to the amount of the Commitments at such time and (ii) with respect to SJIU, the percentage by which SJIU’s Sublimit bears to the amount of the Commitments at such time.

“Application” means an application, in the form specified by an Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan and Citizens Bank, each in its capacity as a joint lead arranger and joint book runner, and their successors and assigns.

“Assignment and Assumption” means an Assignment and Assumption executed in accordance with Section 9.09 in the form attached hereto as Exhibit F or any other form approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America Credit Agreement” means that certain Term Loan Credit Agreement, dated as of or around June 26, 2018 among ETG, Bank of America, N. A., as administrative agent, and the other financial institutions party thereto, as may be modified, amended, restated or amended and restated from time to time entered into for the purpose of financing the ETG Acquisition and related transaction costs.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrowers” has the meaning assigned to that term in the preamble hereto.

 “Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Eurodollar Loan, or any ABR Loan as to which the interest rate is determined by reference to Adjusted LIBO Rate, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred interest, any limited or general partnership interest and any limited liability company membership interest.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lenders.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601, et seq., as amended from time to time, and any regulations promulgated thereunder.

“Change in Control” means, with respect to any Borrower, (a) the Parent shall cease at any time to own, directly or indirectly, at least 100% of the Capital Stock having voting rights of such Borrower, or (b) the occurrence of either of the following:  (i) any entity, person (within the meaning of Section 14(d) of the Exchange Act) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) which theretofore was beneficial owner (as defined in Rule 13d‑3 under the Exchange Act) of less than 30% of the Parent’s then outstanding common stock either (x) acquires shares of common stock of the Parent in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 30% or more of the outstanding common stock of the Parent, or (y) acquires, by proxy or otherwise, the right to vote for the election of directors, for any merger, combination or consolidation of the Parent or any of its direct or indirect Subsidiaries, or, for any other matter or question, more than 30% of the then outstanding voting securities of the Parent; or (ii) a majority of the directors of the board of directors of the Parent fail to consist of Continuing Directors.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, including any Regulatory Change or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Citizens Bank” means Citizens Bank, N.A.

“Citizens Bank Fee Letter” means that certain fee letter dated June 12, 2018, among the Original Borrowers and Citizens Bank.

“Closing Date” has the meaning assigned to that term in Section 4.02.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Commitment” means, with respect to each Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations and Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Increase” has the meaning assigned to that term in Section 2.08(a).

“Commitments” means the total of the Lenders’ Commitments.

“Commitment Percentage” means for each Lender, a fraction (expressed as a decimal) the numerator of which is the Commitment of such Lender at such time and the denominator of which are the Commitments of all of the Lenders at such time.  The initial Commitment Percentage of each Lender is set out on Schedule I.

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

“Consenting Lender” has the meaning assigned to that term in Section 2.18(d).

“Consolidated” means, when used with reference to any accounting term, the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

“Consolidated Total Capitalization” means the sum of (a) Indebtedness of the applicable Borrower and its Consolidated Subsidiaries, without duplication, plus (b) the sum of the Capital Stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus, translation adjustment and the balance of the current profit and loss account not transferred to surplus) accounts of such Borrower and its Consolidated Subsidiaries appearing on a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries, in each case prepared as of the date of determination in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.01(c), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Effective Date, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

“Convert”, “Conversion” and “Converted” each refers to a conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.13 or the selection of a new, or the renewal of the same, Interest Period for a Eurodollar Loan pursuant to Section 2.13.

“Current Stated Termination Date” has the meaning assigned to that term in Section 2.18(c).

“Debt Ratings” means the ratings determined by a Rating Agency and shall be based upon the availability of such ratings as follows:

(a)          With respect to ETG,

(i)          the senior unsecured non-credit enhanced debt ratings of ETG by each Rating Agency; provided that in the event that there is no such rating then in effect for ETG from a particular Rating Agency, such Rating Agency’s issuer rating or issuer credit rating (as applicable) for ETG;

(ii)         in the event that there is no senior unsecured non-credit enhanced debt rating and no issuer rating or issuer credit rating (as applicable) for ETG in effect from either Rating Agency, the senior unsecured non-credit enhanced debt rating of the Parent by each Rating Agency or, in the event there is no such rating then in effect for the Parent from a particular Rating Agency, such Rating Agency’s issuer rating or issuer credit rating (as applicable) for the Parent;

(iii)        if ETG or, if applicable, the Parent, shall maintain a rating referred to in clause (a)(i) or (a)(ii) above, as applicable, from only one Rating Agency, the Pricing Level for ETG shall be determined by reference to that one rating;

(iv)        If none of the ratings above are available, then Pricing Level VI shall apply; and

(b)          With respect to SJIU,

(i)          the senior unsecured non-credit enhanced debt ratings of SJIU by each Rating Agency; provided that in the event that there is no such rating then in effect for SJIU from a particular Rating Agency, such Rating Agency’s issuer rating or issuer credit rating (as applicable) for SJIU;

(ii)         if SJIU shall maintain a rating referred to in clause (c)(i) above from only one Rating Agency, the Pricing Level for SJIU shall be determined by reference to that one rating;

(iii)        If none of the ratings above are available, then Pricing Level VI shall apply.

For purposes of the foregoing, if the Debt Ratings of any Borrower (as determined in accordance with clause (a) or clause (b) above, as applicable) established or deemed to have been established by the two Rating Agencies shall fall within different “Tiers” on the chart set forth above, then (i) in any case where the ratings differential is one tier, the higher rating will apply and (ii) in any case where the ratings differential is two tiers or more, the tier one below the higher of the two will apply.

Notwithstanding anything herein to the contrary, if the rating system of either Rating Agency shall change, or if either Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrowers, the Administrative Agent and the Lenders shall negotiate in good faith to amend the definition of Debt Ratings to reflect such changed rating system or the unavailability of ratings from either or both Rating Agencies, and, pending the effectiveness of any such amendment, the applicable tier shall be determined by reference to the Debt Ratings of the applicable Borrower most recently in effect prior to such change or cessation.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Default Rate” means a per annum rate equal to 2% greater than (i) in the case of each ABR Loan, the Alternate Base Rate plus the Applicable Alternate Base Rate Margin then in effect, (ii) in the case of each Eurodollar Loan, the Adjusted LIBO Rate for such Interest Period, plus the Applicable Eurodollar Margin then in effect, and (iii) in the case of each Swingline Loan, either the LIBOR Market Index Rate plus the Applicable Eurodollar Margin then in effect, or the Alternate Base Rate plus the Applicable Alternate Base Rate Margin then in effect, as applicable based on the Type of such Swingline Loan.

“Defaulting Lender” means, subject to Section 3.07(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or any Borrower, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.07(b)) upon delivery of written notice of such determination to the Borrowers, each Issuing Lender, the Swingline Lender and each Lender.

“Dollar” or “$” means dollars in lawful currency of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning assigned to that term in Section 4.01.

“Election Date” has the meaning assigned to that term in Section 2.18(b).

“Electronic Means” has the meaning assigned to that term in Section 6.03.

“Elkton” means Elkton Gas Company, a Maryland corporation.

“Elkton Acquisition” means the Acquisition of the Elkton Business pursuant to the terms and conditions of the Elkton Purchase Agreement.

“Elkton Business” means the business and operations of the Elkton Gas operating division of the Seller.

“Elkton Purchase Agreement” means that certain Asset Purchase Agreement, dated as of October 15, 2017, between the Seller and the Parent in connection with the Elkton Acquisition.

“Employee Benefit Plan” means, with respect to any Borrower, any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of such Borrower or, in the case of a Pension Plan or a Multiemployer Plan, maintained or contributed to by such Borrower or any current or former ERISA Affiliate thereof.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to public health or the environment.

“Environmental Judgments and Orders” means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity, and whether or not incorporated in a judgment, decree or order.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of public health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Environmental Liabilities” means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

“Environmental Notices” means notice from any Environmental Authority or by any other Authority, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other Authority for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

“Environmental Proceedings” means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

“Environmental Releases” means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

“Environmental Requirement” means any legal requirement relating to the environment and applicable to any Borrower or its properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Borrower, any Person who together with such Borrower or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ETG” has the meaning assigned to that term in the preamble hereto.

“ETG Acquisition” means the Acquisition of the ETG Business pursuant to the terms and conditions of the ETG Purchase Agreement.

“ETG Business” means the business and operations of the Elizabethtown Gas operating division of the Seller.

“ETG Financial Statements” has the meaning assigned to that term in Section 5.01(f).

“ETG Purchase Agreement” means that certain Asset Purchase Agreement, dated as of October 15, 2017, between the Seller and the Parent in connection with the ETG Acquisition.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Loan” means all Loans, or portions thereof, bearing interest based on the Adjusted LIBO Rate (other than an ABR Loan for which interest is determined by reference to the Adjusted LIBO Rate).

“Event of Default” has the meaning assigned to that term in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), gross receipts, capital stock taxes or franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 2.21(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Applicable Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.17(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 2.17(a), and (d) any U.S. federal withholding taxes imposed under FATCA.

“Extension” has the meaning assigned to that term in Section 2.18(a).

“Extension Condition” has the meaning assigned to that term in Section 2.18(a).

“Extension Letter” has the meaning assigned to that term in Section 2.18(a).

“Extension of Credit” means, as to any Lender at any time, any Loan made hereunder, any issuance of a Letter of Credit hereunder, or any Reimbursement Obligation incurred hereunder, and “Extensions of Credit” means an amount equal to the sum of all Loans then outstanding and the aggregate amount of all L/C Obligations then outstanding.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“Facility Fee” has the meaning assigned to that term in Section 2.05(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of calculating such rate.

“Fee Letters” means, collectively, the JPMorgan Fee Letter and the Citizens Bank Fee Letter.

“Fee Payment Date” has the meaning assigned to that term in Section 2.05(a).

“Final Fee Payment Date” means the date all Commitments have been terminated and all Loans have been paid in full.

“Financial Statements” means the audited consolidated balance sheet for the ETG Business, as at December 31, 2015, December 31, 2016 and December 31, 2017, and the related consolidated statements of income, retained earnings and cash flows for the ETG Business for each of the fiscal years then ended.

“First Mortgage Notes” means bonds, promissory notes or other evidences of indebtedness issued pursuant to or secured by that certain First Mortgage Indenture dated as of July 2, 2018 between ETG and Wilmington Trust, National Association, a national banking association, as Trustee, as amended from time to time.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes.  For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fronting Fee” has the meaning assigned to that term in Section 3.03(b).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Action” means, with respect to any Borrower, all authorizations, consents, approvals, waivers, exceptions, variances, orders, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental Authority, required to be made by such Borrower, other than routine reporting requirements the failure to comply with which will not affect the validity or enforceability of this Agreement or any other Loan Document or have a material adverse effect on the transactions contemplated by this Agreement or any other Loan Document.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority having authority over the applicable Borrower or such Borrower’s operations, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Action, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate collar agreement, swap agreement (as defined in 11 U.S.C. § 101), interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates or currency exchange rates.

“Impacted Interest Period” has the meaning assigned to that term in the definition of “LIBO Rate”.

“Increasing Lender” has the meaning assigned to that term in Section 2.08(a).

“Indebtedness” means, for any Person, all obligations of such Person which in accordance with GAAP should be classified on a balance sheet of such Person as liabilities of such Person, and in any event shall include, without duplication, all (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations as lessee under operating leases which have been recorded as off-balance sheet liabilities, (f) obligations under Hedging Obligations, (g) Reimbursement Obligations (contingent or otherwise) in respect of outstanding letters of credit, (h) indebtedness of the type referred to in clauses (a) through (f) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (i) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.  For the avoidance of doubt and notwithstanding anything to the contrary set forth above, Permitted Commodity Hedging Obligations and Capital Stock, including Capital Stock having a preferred interest, shall not constitute Indebtedness for purposes of this Agreement.

“Indemnified Taxes” means Taxes and Other Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to that term in Section 9.05.

“Information” has the meaning assigned to that term in Section 9.16.

“Informational Materials” has the meaning assigned to that term in Section 6.03.

“Initial Acquisitions” means the ETG Acquisition and the Elkton Acquisition.

“Initial Sublimit” means, with respect to each Borrower, as of the Third Amendment Effective Date, the amount set forth opposite its name in the following table:

Borrower	Initial Sublimit

ETG	$190,000,000

SJIU	$10,000,000

“Interest Period” means, for each Eurodollar Loan, the period commencing on the date of such Eurodollar Loan or the date of the Conversion of any ABR Loan into a Eurodollar Loan and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions of Section 2.10(b) and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period (or such other day as may be selected by such Borrower in accordance with the provisions hereof) and ending on the last day of the period selected by such Borrower pursuant to the provisions of Section 2.10(b).

“Interpolated Rate” means, at any time, for any interest period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided that, if any Interpolated Rate shall be less than 0.50%, such rate shall be deemed to be 0.50% for purposes of this Agreement.

“Investment” means, with respect to any Borrower, any investment (including, without limitation, any loan or advance) of such Borrower or any Subsidiary thereof in or to any Person, whether payment therefor is made in cash or Capital Stock of such Borrower or any Subsidiary thereof, and whether such investment is directly or indirectly by acquisition of Capital Stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise.

“ISP 98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lender” means each of JPMorgan, Citizens Bank, N.A., and any other Lender to the extent it has agreed in its sole discretion to act as an “Issuing Lender” hereunder and that has been approved in writing by the Borrowers and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably delayed or withheld), each in their capacity as issuers of Letters of Credit hereunder.

“JPMorgan” has the meaning assigned to that term in the preamble hereto.

“JPMorgan Fee Letter” means that certain fee letter dated June 12, 2018, among the Original Borrowers and JPMorgan.

“L/C Commitment” means, with respect to each Issuing Lender, unless such Issuing Lender agrees to a higher amount in its sole discretion, the lesser of (a) $5,000,000 and (b) such Issuing Lender’s Commitment.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.05.

“L/C Participants” means, with respect to a Letter of Credit, the collective reference to all the Lenders other than the Issuing Lender that issued such Letter of Credit.

“L/C Sublimit” means the lesser of (a) $50,000,000 and (b) the aggregate Commitments.

“Lenders” has the meaning assigned to that term in the preamble hereto, and, in each case, includes their respective successors and permitted assigns, and, with respect to Swingline Loans, the Swingline Lender.

“Letters of Credit” has the meaning assigned to that term in Section 3.01(a).

“LIBO Rate” means, with respect to any borrowing of Eurodollar Loans for any interest period or any borrowing of ABR Loans, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such interest period; provided that if the LIBO Screen Rate shall not be available at such time for such interest period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate, subject to Section 2.12 in the event that the Administrative Agent shall conclude that it shall not be possible to determine such Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error).

“LIBOR Market Index Rate” means, for any day, the rate for one month Dollar deposits as reported on Reuters Screen LIBOR01 Page (or any applicable successor page) as of 11:00 a.m., London time, for such day, provided, if such day is not a Business Day, the immediately preceding Business Day (or if not so reported, then as determined by the Swingline Lender from another recognized source or interbank quotation).  Notwithstanding the foregoing, if at any time the LIBOR Market Index Rate shall be less than 0.50%, such rate shall be deemed to be 0.50% for all purposes in this Agreement.

“LIBO Screen Rate” means, for any day and time, with respect to any borrowing of Eurodollar Loans for any interest period or for any borrowing of ABR Loans, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such interest period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than 0.50%, such rate shall be deemed to 0.50% for the purposes of calculating such rate.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, a Person or any of its Subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” means this Agreement, the Notes and any other document evidencing, relating to or securing any L/C Obligation, Loan or other Extension of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Extensions of Credit, as such documents and instruments may be amended or supplemented from time to time.

“Loans” means the Swingline Loans and Revolving Loans.

“Material Adverse Effect” means, with respect to any Borrower, a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of such Borrower and its Subsidiaries on a consolidated basis, taken as a whole, (b) the ability of such Borrower to perform its obligations under this Agreement or any of the other Loan Documents to which such Borrower is a party or (c) the validity or enforceability against such Borrower of this Agreement, any of the other Loan Documents to which such Borrower is a party, or the rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder or thereunder.

“Maximum ETG Extensions of Credit” has the meaning assigned to that term in Section 2.03(b).

“Maximum Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below, as such amount may be modified from time to time pursuant to Section 2.06(c) or Section 2.08(f); provided, that at no time may the Sublimit or Maximum Sublimit for any Borrower exceed the amount of Indebtedness such Borrower is authorized to incur pursuant to any order, rule or regulation of any Governmental Authority having jurisdiction over such Borrower at such time.

Borrower	Maximum Sublimit

ETG	$200,000,000

SJIU	$175,000,000

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their reasonable discretion.

“Minimum Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below, as such amount may be modified from time to time pursuant to Section 2.06(c) or Section 2.08(f).

Borrower	Minimum Sublimit

ETG	$25,000,000

SJIU	$0

“MNPI” has the meaning assigned to that term in Section 6.03.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means a “Multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the applicable Borrower or any ERISA Affiliate thereof is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding five (5) years.

“Non-Consenting Lender” has the meaning assigned to that term in Section 2.18(d).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means the collective reference to the Revolving Loan Notes and the Swingline Note.

“Notice of Account Designation” has the meaning assigned to that term in Section 2.03(d)(i).

“Notice of Borrowing” has the meaning assigned to that term in Section 2.03(a)(i)(A).

“Notice of Conversion/Continuation” has the meaning assigned to that term in Section 2.13.

“Notice of Swingline Borrowing” has the meaning assigned to that term in Section 2.03(a)(ii).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any date, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for the purposes of calculating such rate.

“Obligations” means, with respect to any Borrower, in each case, whether now in existence or hereafter arising:  (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by such Borrower to any Lender or the Administrative Agent under any other agreement to which a Lender is a party (or any Affiliate of a Lender) which is related to and permitted under this Agreement or any of the other Loan Documents, and (d) all other fees and commissions (including attorney’s fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by such Borrower or any Subsidiary thereof to the Lenders, the Issuing Lenders, or the Administrative Agent, in each case under or in respect of this Agreement, any Note, any Letter of Credit, or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note, any Letter of Credit, or any of the other Loan Documents.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Original Borrowers” means, collectively, ETG and Elkton.

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, other than taxes owed directly by the applicable Borrower to any Governmental Authority, other than any of the foregoing that constitute Excluded Taxes.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight borrowings of Eurodollar Loans by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Parent” means South Jersey Industries, Inc., a New Jersey corporation.

“Participant” has the meaning assigned to that term in Section 9.09(d).

“Participant Register” has the meaning assigned to that term in Section 9.09(d).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of the applicable Borrower or any ERISA Affiliate thereof or (b) has at any time within the preceding six (6) years been maintained for the employees of the applicable Borrower or any current or former ERISA Affiliates thereof.

“Permitted Commodity Hedging Obligations” means obligations of the applicable Borrower with respect to commodity agreements or other similar agreements or arrangements entered into in the ordinary course of business designed to protect against, or mitigate risks with respect to, fluctuations of commodity prices to which such Borrower or any Subsidiary thereof is exposed to in the conduct of its business so long as (a) the management of such Borrower has determined that entering into such agreements or arrangements are bona fide hedging activities which comply with such Borrower’s risk management policies and (b) such agreements or arrangements are not entered into for speculative purposes and are not of a speculative nature.

“Permitted Indebtedness” means, with respect to any Person, any of the following:

(a)          Indebtedness under this Agreement;

(b)          Indebtedness of ETG under or secured by First Mortgage Notes so long as before and immediately after the incurrence of such Indebtedness, ETG is in compliance with Section 6.04;

(c)          Any Indebtedness (other than the type described in clauses (b), (d) and (e)) of such Borrower so long as before and immediately after the incurrence of such Indebtedness, such Borrower is in compliance with Section 6.04;

(d)          Indebtedness of such Borrower under Hedging Obligations covering a notional amount not to exceed the face amount of outstanding Indebtedness; and

(e)          Indebtedness of ETG under the Bank of America Credit Agreement.

“Permitted Investments” means, any of (a) with respect to each Borrower or any Subsidiary thereof, any Investment or Acquisition, or any expenditure or any incurrence of any liability to make any expenditure for an Investment or Acquisition, other than (i) any Investment or Acquisition the result of which would be to change substantially the nature of the business of such Borrower and its Subsidiaries, considered as a whole, as of the date of this Agreement, and reasonable extensions thereof, (ii) any Investment that is in the nature of a hostile or contested Acquisition, and (iii) any Investment that would result in a Default or Event of Default, (b) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (c) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (d) certificates of deposit or money market deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating in the “A” category or better by a nationally recognized rating agency; provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such deposit and $10,000,000 for any one such bank, or (e) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder.  Notwithstanding the foregoing, the ETG Acquisition and the Elkton Acquisition shall be deemed Permitted Investments.

“Permitted Liens” means, with respect to any Person, any of the following:

(a)          Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Person’s books;

(b)          Liens arising out of deposits in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation;

(c)         Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of such Person’s business, including, without limitation, deposits and pledges of funds securing Permitted Commodity Hedging Obligations;

(d)          Liens imposed by law, such as mechanics’, workers’, materialmen’s, carriers’ or other like liens arising in the ordinary course of such Person’s business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Person’s books;

(e)          Rights of way, zoning restrictions, easements and similar encumbrances affecting such Person’s real property which do not materially interfere with the use of such property;

(f)          Liens securing Permitted Indebtedness of the type described in clause (b) of the definition of “Permitted Indebtedness”;

(g)          Liens securing Permitted Indebtedness of the type described in clause (d) of the definition of “Permitted Indebtedness,” not in excess of $20,000,000 in the aggregate; and

(h)        Purchase money security interests for the purchase of equipment to be used in such Person’s business, encumbering only the equipment so purchased and the proceeds thereof, and which secures only the purchase-money Indebtedness incurred to acquire the equipment so purchased, which Indebtedness qualifies as Permitted Indebtedness.

“Person” means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal offices in New York City.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Lenders” means any Lenders that are not Public Lenders.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” has the meaning assigned to that term in Section 6.03.

“Purchase Agreements” means the ETG Purchase Agreement and the Elkton Purchase Agreement.

“Rating Agency” means S&P and/or Moody’s.

“Register” has the meaning assigned to that term in Section 9.09(c).

“Regulatory Change” means, with respect to any Lender or Issuing Lender, any change effective after the Effective Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender or Issuing Lender with any request or directive regarding capital adequacy including but not limited to all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III;  provided, however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Reimbursement Obligation” means, with respect to each Borrower, the obligation of such Borrower to reimburse any Issuing Lender for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means Lenders whose aggregate Commitment Percentages total more than 50%; provided that the Commitment of, and the portion of the Letters of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resignation Effective Date” has the meaning assigned to that term in Section 8.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participations in L/C Obligations and Swingline Loans at such time.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II.

“Revolving Loans” means those ABR Loans and Eurodollar Loans made pursuant to Section 2.01.

“Revolving Loan Notes” means the promissory notes of the Borrowers in favor of each Lender evidencing the Revolving Loans made to the Borrowers and substantially in the form of Exhibit A-1, as such promissory notes may be amended, modified, supplemented or replaced from time to time.

“Sanctioned Country” means a country, territory or region which is at any time subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) a Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Satisfaction of the SJIU Sublimit Conditions” means the passage of five Business Days following the delivery of the SJIU Projections to the Administrative Agent and the Lenders, so long as the Administrative Agent shall not have received a written objection, provided any such objection is made on a reasonable basis, to such SJIU Projections from the Required Lenders during such period.

“S&P” means S&P Global Ratings, a business unit of S&P Global Inc.

“Second Amendment” means the Second Amendment to Two-Year Revolving Credit Agreement and Extension Agreement, dated as of the Second Amendment Effective Date, among the Borrowers, the Parent, the Lenders and the Administrative Agent.

“Second Amendment Effective Date” means June 7, 2019.

“Seller” means Pivotal Utility Holdings, Inc., a New Jersey corporation.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary which meets any of the following conditions:

(a)          such Person’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the total assets of such Person and its Consolidated Subsidiaries as of the end of the most recently completed fiscal quarter;

(b)          such Person’s and its other Subsidiaries’ proportionate share (as determined by ownership interests) of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of such Person and its Consolidated Subsidiaries as of the end of the most recently completed fiscal quarter; or

(c)          such Person’s and its other Subsidiaries’ proportionate share (as determined by ownership interests) in the income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles of the Subsidiary exceeds 10% of such income of such Person and its Consolidated Subsidiaries for the most recently completed fiscal quarter.

“SJI Credit Agreement” means the Five-Year Revolving Credit Agreement, dated August 7, 2017 (as amended by the First Amendment dated November 3, 2017 and the Second Amendment dated June 14, 2018), among Parent, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, as amended, modified, restated, or amended and restated from time to time.

“SJIU” has the meaning assigned to that term in the preamble hereto.

“SJIU Projections” means the projections prepared by management of SJIU consisting of balance sheets, income statements and cash flow statements of SJIU and its Consolidated Subsidiaries on an annual basis for the fiscal years ending December 31, 2019, December 31, 2020 and December 31, 2021, which shall have been prepared in good faith on the basis of the assumptions stated therein, which assumptions shall be believed to be reasonable in light of then existing conditions except that such financial projections and statements shall be subject to normal year end closing and audit adjustments (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).

“Solvent” means, with respect to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

“Stated Termination Date” means the second anniversary of the Closing Date, or such later date to which the Stated Termination Date may be extended pursuant to Section 2.18.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) established by the Board of Governors of the Federal Reserve System to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities. Such reserve percentages shall include those imposed pursuant to such Regulation D of Board of Governors of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board of Governors of the Federal Reserve System or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sublimit” means, with respect to ETG or SJIU, the applicable Initial Sublimit, as the same may be modified from time to time pursuant to Section 2.06(c) or Section 2.08(f); provided that at no time shall any Sublimit exceed the applicable Maximum Sublimit or be less than the applicable Minimum Sublimit.

“Sublimit Adjustment Letter” means a letter substantially in the form of Exhibit I.

“Subsidiary” means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one of more other Subsidiaries).  In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

“Swingline Commitment” means the lesser of (a) $20,000,000 and (b) the unutilized Commitment of JPMorgan (or any successor Swingline Lender) in its capacity as a Lender.

“Swingline Lender” means JPMorgan, in its capacity as swingline lender hereunder, together with its successors and permitted assigns in such capacity.

“Swingline Loan” means the swingline loans made by the Swingline Lender to a Borrower pursuant to Section 2.02, and all such loans collectively as the context requires.

“Swingline Note” means the promissory note of the Borrowers in favor of the Swingline Lender evidencing the Swingline Loans made to the Borrowers and substantially in the form of Exhibit A-2, as such promissory note may be amended, modified, supplemented or replaced from time to time.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest of (a) the Stated Termination Date, (b) the date of termination by the Borrowers of the Commitments in full pursuant to Section 2.06, and (c) the date of termination of the Commitments pursuant to Section 7.02(a).

“Termination Event” means, with respect to any Borrower, except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect:  (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of such Borrower or any ERISA Affiliate thereof from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430 of the Code or Section 303 of ERISA, or (g) the partial or complete withdrawal of such Borrower or any ERISA Affiliate thereof from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the insolvency of a Multiemployer Plan under Section 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

“Third Amendment Effective Date” means April 29, 2020.

“Type” means a type of Loan, being either a Eurodollar Loan or an ABR Loan, as applicable.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January, 1994 International Chamber of Commerce Publication No. 600.

“Utilities Financial Statements” means, collectively, (i) the audited consolidated balance sheet of South Jersey Gas Company and its Consolidated Subsidiaries, as at December 31, 2018, and the related consolidated statements of income, retained earnings and cash flows of South Jersey Gas Company and its Consolidated Subsidiaries for the fiscal year then ended, and the unaudited consolidated balance sheet of South Jersey Gas Company and its Consolidated Subsidiaries, as at March 31, 2019, and the related consolidated statements of income, retained earnings and cash flows of South Jersey Gas Company and its Consolidated Subsidiaries for the fiscal quarter then ended and (ii) the audited consolidated balance sheet of Elizabethtown Gas Company and its Consolidated Subsidiaries, as at December 31, 2018, and the related consolidated statements of income, retained earnings and cash flows of Elizabethtown Gas Company and its Consolidated Subsidiaries for the fiscal year then ended, and the unaudited consolidated balance sheet of Elizabethtown Gas Company and its Consolidated Subsidiaries, as at March 31, 2019, and the related consolidated statements of income, retained earnings and cash flows of Elizabethtown Gas Company and its Consolidated Subsidiaries for the fiscal quarter then ended.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02          Computation of Time Periods.  In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and the word “through” means “to and including”.

SECTION 1.03          Accounting Terms and Determinations.

(a)         All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(b)          Any financial ratios required to be maintained by any Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(c)        Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.04         Terminology.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:  (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to “Articles,” “Sections,” “Exhibits” and “Schedules” shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, and (j) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.05          Use of Defined Terms.  All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

SECTION 1.06          Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interest at such time.

ARTICLE II

LOANS

SECTION 2.01          Revolving Loans.

(a)         Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make its Commitment Percentage of Revolving Loans to each Borrower from time to time from the Closing Date to, but not including, the Termination Date, as requested by such Borrower in accordance with the terms of Sections 2.03(a)(i) or as set forth in Section 3.05; provided, that after giving effect to any amount requested and the application of the proceeds thereof (i) the Extensions of Credit shall not exceed the Commitments; (ii) the Revolving Credit Exposure of any Lender shall not at any time exceed such Lender’s Commitment (iii) the Extensions of Credit made to ETG shall not at any time exceed ETG’s Sublimit, and (iv) the Extensions of Credit made to SJIU shall not at any time exceed SJIU’s Sublimit.  Each Revolving Loan by a Lender shall be in a principal amount equal to such Lender’s Commitment Percentage multiplied by the aggregate principal amount of Revolving Loans requested on such occasion.

(b)         Subject to the terms and conditions hereof, each Borrower may borrow, repay and reborrow Revolving Loans prior to the Termination Date.  In addition, each Borrower will repay, by means of a reborrowing hereunder or otherwise, each ABR Loan made to such Borrower within 365 days of when it was made (other than Swingline Loans, which shall be due and payable in accordance with Section 2.02).

(c)          Except as otherwise provided in Section 3.05, Revolving Loans shall be disbursed in accordance with Section 2.03(d)(i).

SECTION 2.02          Swingline Loans.

(a)          Availability.

(i)          Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, the Swingline Lender agrees to make Swingline Loans to each Borrower from time to time from the Closing Date through, but not including, the Termination Date, as requested by such Borrower in accordance with the terms of Section 2.03(a)(ii); provided, that after giving effect to any amount requested and the application of the proceeds thereof (A) the Extensions of Credit shall not exceed the Commitments; (B) the aggregate principal amount of all Swingline Loans then outstanding shall not exceed the Swingline Commitment, (C) the Extensions of Credit made to ETG shall not at any time exceed ETG’s Sublimit, and (D) the Extensions of Credit made to SJIU shall not at any time exceed SJIU’s Sublimit.  Upon and during the continuance of a Default or an Event of Default with respect to a Borrower, such Borrower shall no longer have the option of requesting Swingline Loans and the Swingline Lender shall not be obligated to make Swingline Loans to such Borrower.  No more than one (1) Swingline Loan may be made on the same Business Day.

(ii)         Each Swingline Loan shall be in the aggregate principal amount of $500,000 or any multiple of $100,000 in excess thereof, or such lesser amount as shall be equal to the aggregate amount of the unborrowed Swingline Commitment on such date.

(iii)        Subject to the terms and conditions hereof, each Borrower may borrow, repay and reborrow Swingline Loans prior to the Termination Date.

(iv)        Swingline Loans shall be disbursed in accordance with Section 2.03(d)(ii).

(b)          Maturity.  Each Swingline Loan shall be repaid by the applicable Borrower no later than fourteen (14) days from the date such Swingline Loan was made.

(c)          Risk Participation; Refunding.

(i)          Immediately upon the making of a Swingline Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s Commitment Percentage times the principal amount of such Swingline Loan.

(ii)        Swingline Loans (including accrued and unpaid interest thereon) shall be refinanced fully by the Lenders on demand by the Swingline Lender.  Such refinancing shall be made by the Lenders as if the applicable Borrower had timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Loan bearing interest at the Alternate Base Rate plus the Applicable Alternate Base Rate Margin on such date in the amount to be refinanced, and such Swingline Loans shall thereafter be reflected as Revolving Loans of the Lenders on the books and records of the Administrative Agent; provided, that any refinancings under this Section 2.02(c)(ii) shall be subject to Section 2.01(a) and Section 4.02.  No Lender’s obligation to fund its respective Commitment Percentage of a Swingline Loan under this Section 2.02(c)(ii) shall be affected by any other Lender’s failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender’s Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage of a Swingline Loan.

(iii)        The applicable Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans (including accrued and unpaid interest thereon) to the extent amounts received from the Lenders pursuant to Section 2.02(c)(ii) are not sufficient to repay in full the outstanding Swingline Loans required to be refunded.  In addition, each Borrower hereby authorizes the Administrative Agent and the Swingline Lender to charge any account maintained by such Borrower or any Subsidiary of such Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded.  If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 9.18 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Lender shall pay to the Swingline Lender its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate.  The Administrative Agent will make such demand upon the request of the Swingline Lender.  The obligations of the Lenders under this clause shall survive the payment in full of all Obligations and the termination of this Agreement.

(iv)        Each Lender agrees and acknowledges that if, for any reason, any unreimbursed Swingline Loan cannot be refinanced by a Revolving Loan pursuant to Section 2.02(c)(ii), each Lender shall fund its risk participation in such Swingline Loan purchased in accordance with Section 2.02(c)(i) by immediately transferring to the Swingline Lender, in immediately available funds, the amount of its risk participation.  Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s risk participation in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its risk participation in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was outstanding and funded).  Each Lender’s obligation to fund risk participations in Swingline Loans pursuant to this Section 2.02(c)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, any Borrower or any other Person for any reason whatsoever, or (B) the occurrence of a Default or Event of Default.  No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swingline Loans, together with interest as provided herein.

(d)         In addition to Section 8.06(b), the Swingline Lender may resign at any time by giving written notice thereof to the Lenders and the Borrowers, with any such resignation to become effective only upon the appointment of a successor Swingline Lender pursuant to this Section 2.02(d).  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Swingline Lender, which shall be a Lender or an assignee acceptable to the Borrowers.  If no successor Swingline Lender shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Swingline Lender’s giving of notice of resignation, then the retiring Swingline Lender may, on behalf of the Lenders, appoint a successor Swingline Lender, which shall be a Lender or an assignee.  Upon the acceptance of any appointment as Swingline Lender hereunder by a successor Swingline Lender, such successor Swingline Lender shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Swingline Lender.

SECTION 2.03          Procedure for Advances of Loans.

(a)          Requests for Borrowing.

(i)          Revolving Loans.

(A)          ABR Loans.  By no later than 11:00 a.m. (New York City time) on the Business Day of any Borrower’s request for a borrowing of an ABR Loan, such Borrower shall submit to the Administrative Agent a written notice in the form attached hereto as Exhibit B (a “Notice of Borrowing”), which such Notice of Borrowing shall set forth (I) the amount requested and (II) the desire to have such Loans accrue interest at the Alternate Base Rate.  A Notice of Borrowing received after 11:00 a.m. (New York City time) shall be deemed received on the next Business Day.  The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

(B)           Eurodollar Loans.  By no later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of any Borrower’s request for a borrowing of a Eurodollar Loan, such Borrower shall submit a Notice of Borrowing of a Eurodollar Loan to the Administrative Agent, which such Notice of Borrowing shall set forth (I) the amount requested, (II) the desire to have such Loans accrue interest at the Adjusted LIBO Rate and (III) the Interest Period applicable thereto.  A Notice of Borrowing received after 11:00 a.m. (New York City time) shall be deemed received on the next Business Day.  The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

(ii)        Swingline Loans.  By no later than 1:00 p.m. (New York City time) on the Business Day of the proposed Swingline Loan, the applicable Borrower shall submit to the Administrative Agent a written notice in the form attached hereto as Exhibit C (a “Notice of Swingline Borrowing”), which such Notice of Swingline Borrowing shall specify (A) the date of such borrowing, which shall be a Business Day, (B) the aggregate amount of such borrowing, and (C) whether such proposed Swingline Loan will bear interest at a rate per annum for each day that such Swingline Loan is outstanding at either (I) the LIBOR Market Index Rate plus the Applicable Eurodollar Margin or (II) the Alternate Base Rate plus the Applicable Alternate Base Rate Margin.  A Notice of Swingline Borrowing received after 1:00 p.m. (New York City time) shall be deemed received on the next Business Day.  The Administrative Agent shall promptly notify the Lenders of each Notice of Swingline Borrowing received by the Administrative Agent.

(b)         Each Notice of Borrowing and Notice of Swingline Borrowing shall be irrevocable and binding on the applicable Borrower; provided that, notwithstanding the foregoing, any Notice of Borrowing delivered prior to the Closing Date shall be conditioned upon the occurrence of the Closing Date.  In the case of any borrowing that the related Notice of Borrowing specifies is to comprise Eurodollar Loans, the applicable Borrower shall indemnify the applicable Lender against any loss, cost or expense incurred by such Lender as a result of any failure of such Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Loans, the applicable conditions set forth in Article IV, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender as part of such borrowing.

(c)          Each Revolving Loan made to ETG or SJIU shall be in an aggregate principal amount of $5,000,000 or any multiple of $1,000,000 in excess thereof, except that any such Revolving Loan may be in the aggregate amount of the unborrowed portion of the applicable Sublimit on such date.

(d)          Disbursement of Loans.

(i)          Revolving Loans.  Not later than 2:00 p.m. (New York City time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the applicable Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, as applicable, such Lender’s Commitment Percentage multiplied by the Revolving Loans to be made on such borrowing date.  Subject to Section 3.05, upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such borrowing is the initial Extension of Credit, Section 4.02), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent by crediting or wiring such proceeds to the deposit account of such Borrower identified in the most recent notice substantially in the form of Exhibit D hereto (a “Notice of Account Designation”) delivered by such Borrower to the Administrative Agent or such other account as may be designated in writing by such Borrower to the Administrative Agent from time to time.  Revolving Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.02(c).

(ii)        Swingline Loans.  The Swingline Lender shall, before 2:00 p.m. (New York City time) on the date of such Swingline Loan, make available to the Administrative Agent for the account of the applicable Borrower in same day funds, the proceeds of such Swingline Loan.  Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such borrowing is the initial Extension of Credit, Section 4.02), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent by crediting or wiring such proceeds to the deposit account of such Borrower identified in the most recent Notice of Account Designation delivered by such Borrower.  The Swingline Loans shall be included in the Commitments of the Lenders, and each Swingline Loan will reduce correspondingly the amount of the available Commitment of each Lender on a pro rata basis based on each Lender’s Commitment Percentage.

SECTION 2.04          [Reserved]

SECTION 2.05          Fees.

(a)          Each Borrower hereby agrees to pay to the Administrative Agent, for the ratable account of each Lender, a facility fee (the “Facility Fee”) equal to its Applicable Share of such Lender’s Commitment multiplied by a rate per annum equal to the “Facility Fee” under the definition of Applicable Margin for such Borrower from the earlier of (i) the Closing Date and (ii) thirty (30) days following the Effective Date to the Final Fee Payment Date, payable quarterly in arrear on the last day of each March, June, September and December (each a “Fee Payment Date”), commencing September 30, 2018, and on the Final Fee Payment Date.

(b)          Each Borrowers hereby agree to pay its Applicable Share of such other fees as are specified in the Fee Letters.

SECTION 2.06          Reduction of Commitments; Changes in Sublimits.

(a)          Voluntary.

(i)          Subject to Section 2.07(b)(i) and (ii), upon at least three Business Days’ notice, the Borrowers shall have the right to permanently terminate or reduce the aggregate unused amount of the Commitments at any time or from time to time; provided, that (A) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 and in integral multiples of $1,000,000 in excess thereof and (B) no reduction shall be made which would reduce the Commitments to an amount less than the then outstanding Extensions of Credit.  Any reduction of the Commitments shall be applied to the Commitment of each Lender according to its Commitment Percentage.  Any such reduction shall have the effect of reducing the respective Sublimits in amounts as designated by the Borrowers; provided that (x) no Sublimit shall be reduced to an amount less than (1) the outstanding Extensions of Credit made to the applicable Borrower or (2) the Minimum Sublimit of the applicable Borrower, and (y) the aggregate Sublimits must equal the aggregate Commitments.  Any reduction in (or termination of) the Commitments shall be permanent and may not be reinstated.

(ii)        Subject to Section 2.07(b)(iii), upon at least three Business Days’ notice, the Borrowers shall have the right to permanently terminate or reduce the aggregate unused amount of the Swingline Commitment at any time or from time to time; provided, that (A) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 and in integral multiples of $1,000,000 in excess thereof, and (B) no reduction shall be made which would reduce the Swingline Commitment to an amount less than the sum of the then outstanding Swingline Loans.  Any reduction in (or termination of) the Swingline Commitment shall be permanent and may not be reinstated.

(b)          Mandatory.

(i)          On the Termination Date, the Commitments shall automatically and permanently be reduced to zero.

(ii)         On the Current Stated Termination Date, the Commitments of Non-Consenting Lenders shall automatically and permanently be reduced to zero.

(c)          Changes in Sublimits.

(i)        So long as no Event of Default exists with respect to any Borrower and all of the representations and warranties of the Borrowers in this Agreement are true and correct in all material respects (except for representations and warranties qualified by materiality, which shall be true and correct in all respects), in each case, on and as of the date of a Sublimit Adjustment Letter with the same effect as if made on such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date), the Borrowers may, upon not less than three (3) Business Days’ notice to the Administrative Agent pursuant to a Sublimit Adjustment Letter, reallocate amounts of the Commitments among the respective Sublimits of the Borrowers (i.e., reduce the Sublimits of one or more Borrowers and increase the Sublimits of one or more other Borrowers by the same aggregate amount); provided that (i) no Sublimit shall be reduced to an amount less than (A) the outstanding Extensions of Credit made to the applicable Borrower or (B) the Minimum Sublimit of the applicable Borrower, (ii) the sum of the Sublimits shall at all times equal the amount of the Commitments, (iii) no Sublimit shall be increased to an amount in excess of the Maximum Sublimit of the applicable Borrower, and (iv) any such increase in a Sublimit shall be accompanied or preceded by evidence reasonably requested by the Administrative Agent as to appropriate corporate and governmental authorization therefor; provided further that, for the avoidance of doubt, in no event shall the Sublimit of SJIU be adjusted prior to the Satisfaction of the SJIU Sublimit Conditions.

(ii)         So long as no Event of Default exists with respect to such Borrower, ETG or SJIU may, upon not less than three (3) Business Days’ notice to the Administrative Agent in form and substance satisfactory to the Administrative Agent, reduce or increase its Maximum Sublimit or Minimum Sublimit (but, for the avoidance of doubt, not its Sublimit) if such modification is required or requested by any Governmental Authority having jurisdiction over such Borrower to the amount so requested or required by such Governmental Authority; provided that any such reduction or increase in such Borrower’s Maximum Sublimit or Minimum Sublimit shall be accompanied or preceded by evidence of the applicable Governmental Authority’s request or order therefor.

SECTION 2.07          Prepayment of Loans.

(a)          Voluntary Prepayments.  Each Borrower shall have the right to prepay Loans made to it in whole or in part from time to time without premium or penalty upon one Business Days’ prior written notice to the Administrative Agent; provided, that (i) Eurodollar Loans may only be prepaid on three Business Days’ prior written notice to the Administrative Agent and any prepayment of Eurodollar Loans will be subject to Section 2.12(e), (ii) each such partial prepayment of Loans (other than Swingline Loans) shall be in the minimum principal amount of $5,000,000, and (iii) each such partial prepayment of Swingline Loans shall be in a minimum principal amount of $500,000.  Amounts prepaid hereunder shall be applied first to Swingline Loans until paid in full, second to ABR Loans until paid in full and third to Eurodollar Loans, in direct order of Interest Period maturities until paid in full, pro rata among all Lenders based on their Commitment Percentages.

(b)          Mandatory Prepayments.

(i)         If at any time (A) the amount of the Extensions of Credit exceeds the Commitments, (B) the amount of the Extensions of Credit made to ETG exceeds ETG’s Sublimit, or (C) the amount of the Extensions of Credit made to SJIU exceeds SJIU’s Sublimit, the applicable Borrower(s) shall immediately make a principal payment to the Administrative Agent for the ratable accounts of the Lenders in an aggregate amount necessary together with (x) accrued interest to the date of such prepayment on the principal amount repaid or prepaid and (y) in the case of prepayments of Eurodollar Loans, any amount payable to the Lenders pursuant to Section 2.12(e), so that the Extensions of Credit do not exceed the Commitments and the Extensions of Credit made to such Borrower(s) do not exceed the applicable Sublimit.  Any payments made under this Section 2.07(b)(i) shall be applied first to Swingline Loans until paid in full, second to ABR Loans until paid in full and third to Eurodollar Loans in direct order of Interest Period maturities until paid in full, pro rata among all Lenders holding same.

(ii)        On each date on which the Commitments or any Sublimit are decreased pursuant to Section 2.06, the applicable Borrower(s) shall pay or prepay to the Administrative Agent for the ratable accounts of the Lenders such principal amount of its outstanding Loans as shall be necessary, together with (A) accrued interest to the date of such prepayment on the principal amount repaid or prepaid and (B) in the case of prepayments of Eurodollar Loans, any amount payable to the Lenders pursuant to Section 2.12(e), so that the Extensions of Credit do not exceed the Commitments and the Extensions of Credit made to such Borrower(s) do not exceed the applicable Sublimit.  Any payments made under this Section 2.07(b)(ii) shall be applied first to Swingline Loans until paid in full, second to ABR Loans until paid in full and third to Eurodollar Loans in direct order of Interest Period maturities until paid in full, pro rata among all Lenders holding same.

(iii)      On each date on which the Swingline Commitment is reduced pursuant to Section 2.06(a)(ii), each Borrower shall pay or prepay to the Administrative Agent for the ratable accounts of the Lenders or prepay such principal amount of its outstanding Swingline Loans, together with accrued interest to the date of such prepayment on the principal amount repaid or prepaid, if any, as may be necessary so that after such payment the aggregate unpaid principal amount of Swingline Loans does not exceed the amount of the Swingline Commitment as then reduced.

(iv)        On the Termination Date, each Borrower shall pay to the Administrative Agent for the ratable accounts of the Lenders, the outstanding principal amount of all Loans made to it, together with (A) accrued interest to the date of such payment on the principal amount repaid and (B) in the case of prepayments of Eurodollar Loans, any amount payable to the Lenders pursuant to Section 2.12(e).

SECTION 2.08          Increase in Commitment.

(a)          ETG and SJIU may increase the aggregate amount of the Commitments by an amount not greater than $50,000,000 (any such increase, a “Commitment Increase”) by designating either one or more of the existing Lenders (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) or one or more assignees reasonably acceptable to the Administrative Agent that at the time agree, in the case of any existing Lender to increase its Commitment (an “Increasing Lender”) and, in the case of any other assignee (an “Additional Lender”), to become a party to this Agreement.  The sum of the increases in the Commitments of the Increasing Lenders pursuant to this Section 2.08 plus the Commitments of the Additional Lenders upon giving effect to the Commitment Increase shall not in the aggregate exceed the amount of the Commitment Increase or be less than $10,000,000 in the aggregate and integral multiples of $5,000,000 in excess thereof.  ETG and SJIU shall provide prompt notice of any proposed Commitment Increase pursuant to this Section 2.08 to the Administrative Agent, which shall promptly provide a copy of such notice to the Lenders.

(b)        Any Commitment Increase shall become effective upon (i) the receipt by the Administrative Agent of (A) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrowers, each Increasing Lender and each Additional Lender, setting forth the new commitments and Commitment Percentage of each such Lender and setting forth  the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof binding upon each Lender, and (B) such evidence of appropriate corporate authorization on the part of the Borrowers with respect to the Commitment Increase and such opinions of counsel for the Borrowers with respect to the Commitment Increase as the Administrative Agent may reasonably request, (ii) the funding by each Increasing Lender and Additional Lender of the Loan(s) to be made by each such Lender described in paragraph (c) below, (iii) receipt by the Administrative Agent of the reasonable fees and expenses of the Administrative Agent and Lenders associated with such Commitment Increase, and (iv) receipt by the Administrative Agent of a certificate (the statements contained in which shall be true) of a duly authorized officer of the Borrowers stating that both before and after giving effect to such Commitment Increase (X) no Default or Event of Default has occurred and is continuing, and (Y) all representations and warranties made by the Borrowers in this Agreement are true and correct in all material respects as of the date of the Commitment Increase.

(c)          If any Revolving Loans are outstanding upon the effective date of any Commitment Increase, each Increasing Lender and each Additional Lender shall provide funds to the Administrative Agent in the manner described in Section 2.03(d) in an amount equal to the product of (i) the aggregate outstanding principal amount of such Revolving Loans, expressed as a percentage of the aggregate Commitments (calculated, in each case, immediately after such Commitment Increase) and (ii) in the case of an Increasing Lender, such Increasing Lender’s Commitment Increase and, in the case of an Additional Lender, such Additional Lender’s Commitment.  The funds so provided by any such Lender shall be deemed to be a Revolving Loan or Revolving Loans made by such Lender on the date of such Commitment Increase, with such Loan(s) being in (A) in an amount equal to the product of (I) the aggregate outstanding principal amount of each Revolving Loan expressed as a percentage of the aggregate Commitments (calculated, in each case, immediately prior to such Commitment Increase) and (II) in the case of an Increasing Lender, such Increasing Lender’s Commitment Increase and, in the case of an Additional Lender, such Additional Lender’s Commitment and (B) of the same Type(s) and having the same Interest Period(s) as each Revolving Loan described in the preceding clause (A), such that after giving effect to such Commitment Increase and the Loans made on the date of such Commitment Increase, each Revolving Loan outstanding hereunder shall consist of Revolving Loans made ratably by all of the Lenders (after giving effect to such Commitment Increase).  The applicable Borrower(s) shall pay to the Administrative Agent any amounts payable pursuant to Section 2.12(e) in connection with such Commitment Increase.

(d)         If any Swingline Loans or L/C Obligations are outstanding upon the effective date of any Commitment Increase, each Increasing Lender and each Additional Lender shall purchase from the Lenders an undivided participating interest in such Swingline Loans and/or L/C Obligations in an amount such that each Lender’s participating interest in such Swingline Loans and/or L/C Obligations is equal to its Commitment Percentage multiplied by the aggregate amount of the Swingline Loans and/or L/C Obligations, as applicable, after giving effect to the Commitment Increase.

(e)          Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase and the making of any Loans on such date pursuant to paragraph (c) above, all calculations and payments of Facility Fees and of interest on the Loans comprising any Loan shall take into account the actual Commitment of each Lender (including the Additional Lender) and the principal amount outstanding of each Loan made by each such Lender during the relevant period of time.

(f)          In connection with any Commitment Increase pursuant to this Section 2.08, the respective Sublimits and Maximum Sublimits of the Borrowers shall be increased by an equal aggregate amount as ETG and SJIU may direct by notice to the Administrative Agent, subject to the limitations set forth in Section 2.06.

SECTION 2.09          Evidence of Debt; Notes.

(a)          Evidence of Debt.  The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to each Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender and by the Administrative Agent on its books; provided, that the failure of such Lender or the Administrative Agent to make any such recordation or endorsement shall not affect the obligations of any Borrower to make a payment when due of any amount owing hereunder or under any Note with respect of the Loans to be evidenced by such Note, and each such recordation or endorsement shall be conclusive and binding, absent manifest error.  In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the Obligations of each Borrower therein recorded.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b)          Revolving Loan Notes.  The Revolving Loans made by the Lenders to each Borrower shall be evidenced, upon request by any Lender, by Revolving Loan Notes in a principal amount equal to the amount of such Lender’s Commitment Percentage multiplied by the Commitments as originally in effect.

(c)          Swingline Note.  The Swingline Loans made by the Swingline Lender to each Borrower shall be evidenced, upon request by the Swingline Lender, by a Swingline Note in a principal amount equal to the Swingline Commitment.

SECTION 2.10          Interest Rates.

(a)          Interest Rates.  Subject to the provisions of this Section, (i) at the election of the applicable Borrower, Loans (other than Swingline Loans) made to such Borrower shall bear interest at (A) the Alternate Base Rate plus the Applicable Alternate Base Rate Margin or (B) the Adjusted LIBO Rate plus the Applicable Eurodollar Margin (provided that the Adjusted LIBO Rate shall not be available until three (3) Business Days after the Closing Date unless such Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 2.12(e) of this Agreement) and (ii) any Swingline Loan shall bear interest at either (X) the LIBOR Market Index Rate plus the Applicable Eurodollar Margin or (Y) the Alternate Base Rate plus the Applicable Alternate Base Rate Margin.  The applicable Borrower shall select the Type and Interest Period, if applicable, for any Loan made to it at the time the applicable Notice of Borrowing is given or at the time the applicable Notice of Conversion/Continuation is given pursuant to Section 2.13.  Any Loan or any portion thereof as to which the applicable Borrower has not duly specified a Type as provided herein shall be deemed an ABR Loan.

(b)          Interest Periods.  With respect to Eurodollar Loans, the duration of each Interest Period shall be seven days or one, two, three or six months (in each case subject to availability), as the applicable Borrower may select by notice to the Administrative Agent pursuant to Section 2.03(a)(i)(B); provided, however, that:

(i)          no Borrower may select any Interest Period with respect to any Revolving Loan that ends after the Termination Date, and in no event shall an Interest Period of any Revolving Loan extend beyond the Termination Date;

(ii)         whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(iii)        any Interest Period for a Eurodollar Loan which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

(iv)        no more than eight (8) Interest Periods may be in effect at any time.

(c)         Default Rate.  Subject to Section 7.02, immediately upon the occurrence and during the continuance of an Event of Default with respect to a Borrower, (i) such Borrower shall no longer have the option to request Loans or Letters of Credit, (ii) all outstanding Eurodollar Loans made to such Borrower shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Eurodollar Margin) then applicable to such Eurodollar Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Alternate Base Rate Margin) then applicable to ABR Loans, and (iii) all outstanding ABR Loans made to such Borrower and other Obligations of such Borrower arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Alternate Base Rate Margin) then applicable to such ABR Loans or such other Obligations arising hereunder or under any other Loan Document.  Interest shall continue to accrue on the Obligations of any Borrower after the filing by or against such Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d)         Interest Payment and Computation.  (i) Interest on each ABR Loan and Swingline Loan shall be due and payable in arrear on the last Business Day of each calendar quarter commencing September 30, 2018; and (ii) interest on each Eurodollar Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3)-month interval during such Interest Period; provided, however, that accrued interest on any Eurodollar Loan (including any Swingline Loan bearing interest at the LIBOR Market Index Rate plus the Applicable Eurodollar Margin) shall be payable in arrear on the date the outstanding principal of such Eurodollar Loan is repaid or any date such Eurodollar Loan is Converted to an ABR Loan.  All computations of interest for ABR Loans when the Alternate Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(e)          Payments.  Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including any Reimbursement Obligation) payable to the Lenders under this Agreement (or any of them) shall be made not later than 1:00 p.m. (New York City time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever.  Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 7.01, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes.  Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its pro rata share of such payment based on its Commitment Percentage (or other applicable share as provided herein), and shall wire advice of the amount of such credit to each Lender.  Each payment to the Administrative Agent on account of the principal of or interest on a Swingline Loan or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender.  Each payment to the Administrative Agent of the Issuing Lenders’ fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be.  Each payment to the Administrative Agent of the Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 2.12(e), 2.14, 2.17, 9.05 or 9.07 shall be paid to the Administrative Agent for the account of the applicable Lender.  If any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

(f)          Maximum Rate.  In no contingency or event whatsoever shall the aggregate amount of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option promptly refund to the applicable Borrower(s) any interest received by the Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations.  It is the intent hereof that no Borrower pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by such Borrower under Applicable Law.

SECTION 2.11          Additional Interest on Eurodollar Loans.  The Borrowers shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities and which are not required on the date of this Agreement, additional interest on the unpaid principal amount of each Eurodollar Loan of such Lender, from the date such Eurodollar Loan is made until such principal amount is paid in full, at the Adjusted LIBO Rate, payable on each date on which interest is payable on such Eurodollar Loan.  Such additional interest shall be determined by such Lender and notified to the applicable Borrower through the Administrative Agent and shall be conclusive, absent manifest error.

SECTION 2.12          Interest Rate Determination; Changed Circumstances.

(a)          Interest Rate Determination.  The Administrative Agent shall give prompt notice to the applicable Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.10.

(b)         Automatic Conversion.  If any Borrower shall fail to (i) select the duration of any Interest Period for any Eurodollar Loans requested by such Borrower in accordance with the provisions of Section 2.10(b), (ii) provide a Notice of Conversion/Continuation with respect to any Eurodollar Loans made to such Borrower on or prior to 11:00 a.m., New York City time, on the third Business Day prior to the last day of the Interest Period applicable thereto, in the case of a Conversion to or in respect of Eurodollar Loans or (iii) satisfy the conditions set forth in Section 2.13 with respect to a Conversion, the Administrative Agent will forthwith so notify such Borrower and the Lenders and such Eurodollar Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into ABR Loans.

(c)          Circumstances Affecting Adjusted LIBO Rate Availability.  If, with respect to any Eurodollar Loans (or a conversion to or continuation thereof), (A) the Administrative Agent shall determine (which determination shall be conclusive and binding, absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (B) the Required Lenders notify the Administrative Agent or the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Adjusted LIBO Rate for such Interest Period with respect to a proposed Eurodollar Loan or (C) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) and notify the Administrative Agent that the Adjusted LIBO Rate for any Interest Period for such Eurodollar Loans will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Loans for such Interest Period, then the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon:

(i)          each Eurodollar Loan shall automatically Convert into an ABR Loan,

(ii)        the obligation of the Lenders to make, or to Convert ABR Loans into, or to continue, Eurodollar Loans shall be suspended until the Administrative Agent (based on notice from the Required Lenders) shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and

(iii)       the obligation of the Swingline Lender to make Swingline Loans bearing interest based on the LIBOR Market Index Rate shall be suspended until Administrative Agent (based on notice from the Required Lenders) shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

If at any time the Administrative Agent determines or is advised by the Required Lenders that they shall have determined (which determination shall, in each case, be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.12(c)(A) or (B) have arisen (including because the LIBO Screen Rate is not available or published on a current basis) and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.12(c)(A) or (B) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor or the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans denominated in Dollars, then the Administrative Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the LIBO Screen Rate that gives due consideration to the then prevailing market convention in the United States for determining a rate of interest for syndicated loans denominated in Dollars at such time, and the Administrative Agent and the Borrowers shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (it being understood that such amendment shall not reduce the Applicable Margin); provided that if such alternate rate of interest shall be less than 0.50%, such rate shall be deemed to be 0.50% for all purposes of this Agreement. Such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within 5 Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section (but, in the case of the circumstances described in clause (ii) above, only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (A) each Eurodollar Loan shall automatically Convert into an ABR Loan, (B) the obligation of the Lenders to make, or to Convert ABR Loans into, or to continue, Eurodollar Loans shall be suspended and (C) the obligation of the Swingline Lender to make Swingline Loans bearing interest based on the LIBOR Market Index Rate shall be suspended.

(d)          Laws Affecting Adjusted LIBO Rate Availability.  If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Applicable Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Applicable Lending Offices) to honor its obligations hereunder to make or maintain any Eurodollar Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders.  Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the Lenders to make Eurodollar Loans, and the right of the Borrowers to Convert any Loan or continue any Revolving Loan as a Eurodollar Loan shall be suspended and thereafter the Borrowers may request only ABR Loans and (ii) if any of the Lenders may not lawfully continue to maintain a Eurodollar Loan to the end of the then current Interest Period applicable thereto, the applicable Eurodollar Loan shall immediately be Converted to an ABR Loan for the remainder of such Interest Period.

(e)          Indemnity.  Each Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (i) as a consequence of any failure by such Borrower to make any payment when due of any amount due hereunder in connection with a Eurodollar Loan made to such Borrower, (ii) due to any failure of such Borrower to borrow, continue or Convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation delivered by such Borrower or (iii) due to any payment, prepayment or conversion of any Eurodollar Loan made to such Borrower on a date other than the last day of the Interest Period therefor.  The amount of such loss or expense shall be determined, in the applicable Lender’s reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the applicable Eurodollar Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.  A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the applicable Borrower through the Administrative Agent and shall be conclusively presumed to be correct absent manifest error.  Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of each Borrower, the Administrative Agent, the Lenders and the Issuing Lenders contained in this Section shall survive the payment in full of the Obligations and the termination of the Commitments.

SECTION 2.13          Voluntary Conversion of Loans.  Each Borrower may on any Business Day, by delivering an irrevocable Notice of Conversion/Continuation (a “Notice of Conversion/Continuation”) in the form of Exhibit E hereto to the Administrative Agent not later than 11:00 a.m., New York City time, on the third Business Day prior to the date of the proposed Conversion, and subject to the provisions of Sections 2.10, 2.15 and Section 4.03, Convert all Loans of one Type made simultaneously into Loans of the other Type; provided, that any Conversion of any Eurodollar Loans into ABR Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loans.

SECTION 2.14          Increased Costs.

(a)          Increased Costs Generally.  If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Lender;

(ii)        subject any Lender or Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.17 and the imposition of, or any change in the rate of any Excluded Tax payable by such Lender or Issuing Lender); or

(iii)        impose on any Lender or Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of the foregoing shall be in the aggregate to increase the cost to such Lender of making, converting into or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or such Issuing Lender, the applicable Borrower shall promptly pay to any such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.  Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of each Borrower, the Administrative Agent, the Lenders and the Issuing Lenders contained in this Section shall survive the payment in full of the Obligations and the termination of the Commitments.

(b)         Capital Requirements.  If any Lender or Issuing Lender determines that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Lender’s capital or on the capital of such Lender’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or Issuing Lender or such Lender’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Lender’s policies and the policies of such Lender’s or Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the applicable Borrower shall promptly pay to such Lender or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender’s or Issuing Lender holding company for any such reduction suffered.  Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of each Borrower, the Administrative Agent, the Lenders and the Issuing Lenders contained in this Section shall survive the payment in full of the Obligations and the termination of the Commitments.

(c)          Certificates for Reimbursement.  A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the applicable Borrower shall be conclusive absent manifest error.  Such Borrower shall pay such Lender or Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)         Delay in Requests.  Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or Issuing Lender, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.15          Illegality.  Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation (in each case made after the date hereof) makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make Eurodollar Loans, or to fund or maintain Eurodollar Loans hereunder, (a) the obligation of the Lenders to make, or to Convert ABR Loans into, Eurodollar Loans shall be suspended until the Administrative Agent (based on notice from the affected Lender) shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and (b) each Borrower shall pay (i) on the last day of the applicable Interest Period, or (ii) if the failure to prepay immediately would cause any Lender to be in violation of such law or regulation, immediately, in full all outstanding Eurodollar Loans made to such Borrower, together with interest accrued thereon and amounts payable pursuant to Section 2.12(e), unless, in either case, such Borrower, within five Business Days of notice from the Administrative Agent (or such shorter, maximum period of time, specified by the Administrative Agent, as may be legally allowable), Converts all outstanding Eurodollar Loans made to such Borrower into ABR Loans in accordance with Section 2.13.

SECTION 2.16          Nature of Obligations of Lenders Regarding Extensions of Credit; Pro Rata Treatment; Assumption by the Administrative Agent.

(a)         The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several.  Except to the extent otherwise provided herein, (i) each Revolving Loan shall be made from the Lenders, each payment of Facility Fees shall be made for the account of the Lenders, and each termination or reduction of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the Commitment Percentage of each Lender, (ii) each payment or prepayment of principal of outstanding Revolving Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of such Loans held by them; and (iii) each payment of interest on outstanding Loans by any Borrower shall be made for the account of the Lenders pro rata according to the amounts of interest on such Loans then due and payable to the respective Lenders.

(b)         Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with this Agreement and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount.  If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Effective Rate (or, if such amount is not made available for a period of three (3) Business Days after the borrowing date, the Alternate Base Rate) during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360.  A certificate of the Administrative Agent with respect to any amounts owing under this Section 2.16 shall be conclusive, absent manifest error.  If such Lender’s Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to the Loan hereunder, on demand, from the applicable Borrower.  The failure of any Lender to make available its Commitment Percentage of any Loan requested by any Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

SECTION 2.17          Taxes; Foreign Lenders.

(a)         Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if such Borrower or the Administrative Agent shall be required by Applicable Law (as determined in good faith by the Administrative Agent) to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the applicable Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, and (ii) such Borrower or the Administrative Agent, as the case may be, shall make such deductions and shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)          Payment of Other Taxes by the Borrowers.  Without limiting the provisions of paragraph (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)         Indemnification by the Borrowers.  Each Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by, or required to be withheld or deducted from a payment to, the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to such Borrower by a Lender or an Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.

(d)         Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the applicable Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Borrower to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 9.09 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(e)         Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)         Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of any Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), any or all of the following which is applicable:

(i)         duly completed copies of Internal Revenue Service Forms W-8BEN or W-8BEN-E, claiming eligibility for benefits of an income tax treaty to which the United States is a party and/or allowing for payments to be made without withholding due to the applicability of FATCA,

(ii)         duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (I) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (II) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (III) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, or

(iv)       any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers to determine the withholding or deduction required to be made.

(g)         Treatment of Certain Refunds.  If the Administrative Agent, a Lender or an Issuing Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall promptly after the receipt of such refund pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Lender in the event the Administrative Agent, such Lender or such Issuing Lender is finally required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent, any Lender or any Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

(h)         Survival.  Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Borrowers, the Administrative Agent, the Lenders and the Issuing Lenders contained in this Section shall survive the payment in full of the Obligations and the termination of the Commitments.

(i)          USA Patriot Act Notice; Compliance.  In order for the Administrative Agent to comply with the Patriot Act, prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender or Participant shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

SECTION 2.18          Extension of Stated Termination Date.

(a)          The Borrowers may, by sending written request in substantially the form of Exhibit H (an “Extension Letter”) to the Administrative Agent (in which case the Administrative Agent shall promptly deliver a copy to each of the Lenders), no earlier than seventy-five (75) days and no later than twenty (20) days prior to any annual anniversary of the Closing Date (each an “Anniversary Date”), request that the Lenders extend the Stated Termination Date to the day that is one year after the then existing Stated Termination Date (each such request being referred to herein as an “Extension”); provided, that such Extension shall only take effect if Lenders holding at least 51% of the aggregate Commitments as of the applicable Election Date advise the Administrative Agent as required herein of their agreement to participate in such Extension (the “Extension Condition”).  The Stated Termination Date may be extended pursuant to this Section 2.18 on up to two occasions; provided that, in no event shall the Stated Termination Date extend beyond the two-year anniversary of the effective date of any Extension, with such effective date being the next Anniversary Date succeeding the date of the applicable Extension Letter.

(b)          Each Lender, acting in its sole discretion, shall, by notice to the Administrative Agent given no later than fifteen (15) days after the receipt of any applicable Extension Letter by the Administrative Agent (each an “Election Date”), advise the Administrative Agent in writing whether or not such Lender agrees to such Extension.  The election of any Lender to agree to any Extension shall not obligate any other Lender to so agree.  The failure of any Lender to respond to a request for an Extension prior to the applicable Election Date shall be deemed to be a decision by such Lender not to extend the Stated Termination Date.

(c)               If the Extension Condition shall not have been satisfied as of the applicable Election Date, then the Commitments shall terminate on the then existing Stated Termination Date (the Stated Termination Date in effect immediately after the receipt by the Administrative Agent of an Extension Letter but prior to the Extension so requested in such Extension Letter taking effect shall be referred to herein as the “Current Stated Termination Date”) and all Loans then outstanding (together with accrued interest thereon and any other amounts owing under the Loan Documents) shall be due and payable on the Current Stated Termination Date, subject to any additional requested Extension permitted pursuant to this Section 2.18.

(d)          If the Extension Condition shall have been satisfied as of any applicable Election Date, then the Borrowers shall notify the Administrative Agent within two (2) Business Days of such Election Date as to whether (i) the Extension will take effect as of such Election Date or (ii) despite satisfaction of the Extension Condition, such Extension will not take effect, in which case the Commitments shall terminate on the Current Stated Termination Date and all Loans then outstanding (together with accrued interest thereon and any other amounts owing under the Loan Documents) shall be due and payable on the Current Stated Termination Date.  If the Borrowers fail to notify the Administrative Agent within two (2) Business Days as required by the immediately preceding sentence, then the Borrowers shall be deemed to have elected for such Extension to take effect as of the applicable Election Date.  If an Extension takes effect pursuant to either of the first two sentences of this Section 2.18(d), such Extension shall be deemed to have taken effect solely as to those Lenders (each, a “Consenting Lender”) that shall have agreed to the requested Extension on or prior to the applicable Election Date and, as to such Consenting Lenders, the Stated Termination Date shall be the date that is one year after the Current Stated Termination Date, subject to any additional Extension agreed upon pursuant to this Section 2.18.  If an Extension becomes effective as to some and not all of the Lenders (each Lender who shall not have agreed to the Extension as of the Election Date, a “Non-Consenting Lender”), then:

(i)         subject to clause (ii) of this Section 2.18(d), the Commitment of each Non-Consenting Lender shall terminate on the Stated Termination Date in effect prior to such Extension taking effect, and all Loans and other amounts payable hereunder to such Non-Consenting Lender shall become due and payable on the Stated Termination Date in effect prior to such Extension taking effect and, on the Stated Termination Date in effect prior to such Extension taking effect, the aggregate Commitments of the Lenders hereunder shall be reduced by the aggregate Commitments of the Non-Consenting Lenders so terminated on such Stated Termination Date;

(ii)        the Borrowers may, at their own expense, on or prior to the Stated Termination Date in effect prior to such Extension taking effect, require any Non-Consenting Lender to transfer and assign without recourse or representation (except as to title and the absence of Liens created by it) (in accordance with and subject to the restrictions contained in Section 9.09) all of such Non-Consenting Lender’s interests, rights and obligations under the Loan Documents (including with respect to any L/C Obligations) to one or more banks or other financial institutions (which may include any Lender) (each, an “Additional Commitment Lender”), provided, that (A) such Additional Commitment Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent, the Swingline Lender and each Issuing Lender (in each case not to be unreasonably withheld or delayed), (B) such assignment shall become effective no later than the Stated Termination Date in effect prior to such Extension taking effect and (C) the Additional Commitment Lender shall pay to such Non-Consenting Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Non-Consenting Lender hereunder and all other amounts accrued for such Non-Consenting Lender’s account or owed to it hereunder; and

(iii)        in all cases, each Non-Consenting Lender shall be required to maintain its original Commitment up to the Stated Termination Date in effect prior to such Extension taking effect.

(e)          Notwithstanding the foregoing, no extension of the Stated Termination Date shall become effective unless, on and as of the applicable Anniversary Date, (i) the Closing Date shall have occurred and (ii) the conditions set forth in Section 4.03 shall be satisfied with respect to each Borrower and the Administrative Agent shall have received a certificate to that effect dated the applicable Anniversary Date and executed by the chief executive officer or chief financial officer of each Borrower.

SECTION 2.19          [Reserved]

SECTION 2.20          [Reserved]

SECTION 2.21          Mitigation Obligations; Replacement of Lenders.

(a)         Designation of a Different Applicable Lending Office.  If any Lender requests compensation under Section 2.14, or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)          Replacement of Lenders.  If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.09, all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment provided that such Lender is not a Defaulting Lender at the time of such assignment)); provided that:

(i)          the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 9.09;

(ii)        such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.12(e) as if such assignment was a payment) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)        in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)        such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

ARTICLE III

L/C FACILITY

SECTION 3.01          Letters of Credit.

(a)          Subject to the terms and conditions of this Agreement, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.04(a), agrees to issue letters of credit (“Letters of Credit”) for the account of each Borrower or its Subsidiaries on any Business Day from the Closing Date to, but not including, the date that is ninety (90) days prior to the Termination Date in such form as may be approved from time to time by the applicable Issuing Lender; provided, that the no Issuing Lender shall have an obligation to issue any Letter of Credit if, after giving effect to the issuance of such Letter of Credit, (i) the aggregate amount of L/C Obligations in respect of Letters of Credit issued by such Issuing Lender shall exceed such Issuing Lender’s L/C Commitment (unless otherwise expressly agreed by such Issuing Lender in its sole discretion), (ii) the aggregate amount of L/C Obligations shall exceed the L/C Sublimit, (iii) the aggregate outstanding Revolving Credit Exposure shall exceed the aggregate Commitments, (iv) the Extensions of Credit made to ETG shall exceed ETG’s Sublimit or (v) the Extensions of Credit made to SJIU shall exceed SJIU’s Sublimit.

(b)         Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000 or such smaller amounts as may be agreed to by the applicable Borrower and the applicable Issuing Lender, (ii) be a letter of credit issued to support obligations of the applicable Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) (A) expire on a date not later than five (5) Business Days prior to the Termination Date, (B) have a term not exceeding one year (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Application or other documentation acceptable to the applicable Issuing Lender), (C) and otherwise be reasonably satisfactory to the applicable Issuing Lender, and (iv) be subject to the Uniform Customs and/or ISP 98, as set forth in the Application or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York.  The Issuing Lenders shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications thereof, unless the context otherwise requires.

SECTION 3.02         Procedure for Issuance of Letters of Credit.  Each Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to the applicable Issuing Lender at the Administrative Agent’s Office an Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request.  Upon receipt of any Application, the applicable Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.01 and Article IV, promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than two (2) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the applicable Borrower.  The applicable Issuing Lender shall promptly furnish to the applicable Borrower and the Administrative Agent a copy of such Letter of Credit and the Administrative Agent shall promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender’s L/C Participation therein.

SECTION 3.03          Commissions and Other Charges.

(a)         Each Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit issued for its account in an amount equal to the product of (i) the average daily maximum amount available to be drawn during the relevant quarter under such Letter of Credit and (ii) the Applicable Letter of Credit Fee Margin (determined on a per annum basis).  Such commission shall be payable quarterly in arrear on the last Business Day of each calendar quarter and on the Termination Date, commencing on the last Business Day of the calendar quarter in which such Letter of Credit is issued.  The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.03(a) in accordance with their respective Commitment Percentages.

(b)         In addition to the foregoing commission, each Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender, a fronting fee with respect to each Letter of Credit issued by such Issuing Lender for the account of such Borrower in the amount and calculated in the manner set forth in such Issuing Lender’s Fee Letter (the “Fronting Fee”).  Such Fronting Fee shall be payable in arrear on the last Business Day of each calendar quarter and on the Termination Date.

(c)         In addition to the foregoing fees and commissions, each Borrower shall pay or reimburse the Issuing Lenders for such normal and customary costs and expenses as are incurred or charged by the Issuing Lenders in issuing, effecting payment under, transferring, amending or otherwise administering any Letter of Credit issued for the account of such Borrower.

SECTION 3.04          L/C Participations.

(a)          Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Commitment Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued (or deemed issued) hereunder and the amount of each draft paid by such Issuing Lender thereunder.  Each L/C Participant unconditionally and irrevocably agrees that, if a draft is paid under any Letter of Credit for which an Issuing Lender is not reimbursed in full by the applicable Borrower through a Revolving Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, upon demand at the Administrative Agent’s Office an amount equal to such L/C Participant’s Commitment Percentage multiplied by the amount of such draft, or any part thereof, which is not so reimbursed.

(b)          Upon becoming aware of any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.04(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, the Issuing Lender shall notify the Administrative Agent of such unreimbursed amount and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn shall pay such Issuing Lender) the amount specified on the applicable due date.  If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate (or Alternate Base Rate, if such amount is not paid within three Business Days of demand) as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  A certificate of such Issuing Lender with respect to any amounts owing under this Section 3.04(b) shall be conclusive in the absence of manifest error.  With respect to payment to any Issuing Lender of the unreimbursed amounts described in this Section 3.04(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (New York City time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (New York City time) on any Business Day, such payment shall be due on the following Business Day.

(c)          Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.04, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the applicable Borrower or otherwise) including, without limitation, payments made pursuant to Section 3.03, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

SECTION 3.05          Reimbursement Obligation of the Borrowers.

(a)          Letters of Credit.

(i)          In the event of any drawing under any Letter of Credit, the applicable Borrower agrees to reimburse (either with the proceeds of a Revolving Loan as provided for in this Section 3.05(a) or with funds from other sources), in same day funds, the applicable Issuing Lender on each date on which the Issuing Lender notifies such Borrower (or if such notice is received by such Borrower after 1:00 p.m. New York City time, on the next succeeding Business Day) of the date and amount of a draft paid under any such Letter of Credit for the amount of (A) such draft so paid and (B) any amounts referred to in Section 3.03(c) incurred by such Issuing Lender in connection with such payment.

(ii)        Unless the applicable Borrower shall immediately notify the applicable Issuing Lender that such Borrower intends to reimburse such Issuing Lender for any such drawing under any Letter of Credit from other sources or funds, such Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Loan bearing interest at the Alternate Base Rate plus the Applicable Alternate Base Rate Margin on such date in the amount of (A) such draft so paid and (B) any amounts referred to in Section 3.03(c) incurred by the Issuing Lender in connection with such payment, and the Lenders shall make a Revolving Loan bearing interest at the Alternate Base Rate plus the Applicable Alternate Base Rate Margin in such amount, and, notwithstanding anything in this Agreement to the contrary, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.  If the applicable Borrower has elected to pay the amount of any such drawing from other sources or funds and shall fail to reimburse the Issuing Lender as provided in this Section 3.05(a), the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding ABR Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

(b)          [Reserved]

(c)          Each Lender acknowledges and agrees that its obligation to fund a Revolving Loan in accordance with this Section 3.05 and to reimburse the Issuing Lenders for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the existence of a Default or an Event of Default.

SECTION 3.06         Obligations Absolute.  Each Borrower’s obligations under this Article III (including, without limitation, the Obligations) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Borrower may have or have had against any Issuing Lender or any beneficiary of a Letter of Credit or any other Person.  Each Borrower also agrees that the Issuing Lenders and the L/C Participants shall not be responsible for, and such Borrower’s reimbursement obligation under Section 3.05 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any statement therein being untrue or inaccurate in any respect, or any dispute between or among such Borrower and any beneficiary of any Letter of Credit issued for its account or any other party to which such Letter of Credit may be transferred or any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee, any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document, or waiver by any Issuing Lender of any requirement that exists for the Issuing Lender’s protection that does not materially prejudice such Borrower.  The Issuing Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the applicable Issuing Lender’s gross negligence or willful misconduct.  Each Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued for its account or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in ISP 98 or the Uniform Customs, as the case may be, and, to the extent not inconsistent therewith, the UCC, shall be binding on such Borrower and shall not result in any liability of any Issuing Lender or Lenders.

SECTION 3.07          Defaulting Lenders.

(a)          Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)          Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)         Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.04 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.08; fourth, as any Borrower may request (so long as no Default or Event of Default exists with respect to such Borrower), to the funding of any Loan for such Borrower in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (a) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (b) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.08; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists with respect to such Borrower, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (a) such payment is a payment of the principal amount of any Loans or participations in L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (b) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and participations in L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or participations in L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 3.07(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.07(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees.

(A)          Each Defaulting Lender shall be entitled to receive the fees set forth in Section 3.03 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 3.08.

(B)         With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) above, each Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable by such Borrower to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Lenders and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure with respect to such Borrower arising from such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)       Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)        Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, each Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay the outstanding principal balance of any Swingline Loans made to such Borrower and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Borrower in accordance with the procedures set forth in Section 3.08.

(b)         Defaulting Lender Cure.  If the Borrowers, the Administrative Agent, the Swingline Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 3.07(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)          New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) each Issuing Lender shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)          Termination of Defaulting Lender.  The Borrowers may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than five (5) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 3.07(a)(ii) will apply to all amounts thereafter paid by any Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim any Borrower, the Administrative Agent, any Issuing Lender, the Swingline Lender or any Lender may have against such Defaulting Lender.

SECTION 3.08          Cash Collateral.

(a)          Subject to Sections 3.07(a)(iv) and (v) hereof, at any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) each Borrower shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in respect of Letters of Credit issued for the account of such Borrower (determined after giving effect to Section 3.07(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)         Grant of Security Interest.  Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (ii) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, each Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)         Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 3.08 or Section 3.07 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)      Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lenders’ Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 3.08 following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and each applicable Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 3.07 the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01        Conditions Precedent to the Execution and Delivery of this Agreement.  The obligation of the Lenders to execute and deliver this Agreement is subject to the following conditions precedent, in each case, as applicable, in form and substance reasonably satisfactory to the Administrative Agent (the date upon which all such conditions precedent shall be satisfied, the “Effective Date”):

(a)          Agreement.  Receipt by the Administrative Agent of counterparts of this Agreement, duly executed by each Original Borrower, the Administrative Agent, the Issuing Lenders and the Lenders;

(b)         Secretary’s Certificate.  Receipt by the Administrative Agent of (i) a certificate of the secretary or assistant secretary of the Original Borrowers, as applicable, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of each Original Borrower, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, (B) that attached thereto is a true and complete copy of the by-laws of each Original Borrower in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions or consents, as applicable, duly adopted by the board of directors of each Original Borrower authorizing, as applicable, the execution, delivery and performance of this Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) that the organizational documents of each Original Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing attached thereto, (E) as to the incumbency and specimen signature of each officer of the Original Borrowers executing this Agreement and any other document delivered in connection herewith on its behalf and (F) that attached thereto is a true and complete copy of all Governmental Actions with respect to each Original Borrower, if any, required in connection with the execution, delivery and performance of this Agreement and the other Loan Documents; and (ii) a certificate of another officer as to the incumbency and specimen signature of such secretary or assistant secretary executing the certificate pursuant to (A) above;

(c)             Officer’s Certificate.  Receipt by the Administrative Agent of a certificate from the Original Borrowers, executed on their behalf by the president or chief financial officer of the Original Borrowers, as applicable, in form reasonably satisfactory to the Administrative Agent, to the effect that, as of the Effective Date, (i) the representations and warranties of each Original Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects (except for representations and warranties qualified by materiality, which shall be true and correct in all respects); (ii) the Original Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents in any material respect; (iii) after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default with respect to either Original Borrower has occurred and is continuing; and (iv) that each of the conditions precedent set forth in this Section 4.01 has been satisfied;

(d)         Financial Statements.  Receipt by the Administrative Agent of the Financial Statements, which demonstrate, in the Administrative Agent’s reasonable judgment, together with all other information then available to the Administrative Agent, that each Original Borrower can repay its debts and satisfy its other obligations as and when they become due, and can comply with the financial covenants contained in this Agreement;

(e)        Good Standing Certificate.  Receipt by the Administrative Agent of a certificate of good standing for each Original Borrower, dated on or immediately prior to the Effective Date, from the Secretary of State of the State of New Jersey or the Department of Assessments and Taxation of the State of Maryland, as applicable;

(f)         Fees.  Receipt by the Administrative Agent and the Lenders of the fees set forth or referenced in this Agreement and the Fee Letters, and any other accrued and unpaid fees, expenses or commissions due hereunder (including, without limitation, legal fees and expenses of counsel to the Administrative Agent), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges related to the Loan Documents, in each case which are invoiced on or prior to the Effective Date;

(g)          Note.  If requested by any Lender, a Note, payable to the order of such Lender, duly completed and executed by each Original Borrower;

(h)         Opinions.  Opinions of (i) Cozen O’Connor, counsel to the Original Borrowers, and (ii) Venable LLP, local counsel to Elkton, in each case, as to such matters as the Administrative Agent and the Lenders may reasonably request, addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent;

(i)          Patriot Act.  Receipt by the Lenders of, (i) at least five Business Days prior to the Effective Date, all documentation and other information regarding each Original Borrower and its Subsidiaries required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, that has been reasonably requested by the Administrative Agent or any Lender at least 10 Business Days prior to the Effective Date and (ii) to the extent any Original Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Original Borrower; and

(j)           Other.  Receipt by the Administrative Agent of all other opinions, certificates and instruments in connection with the transactions contemplated by this Agreement reasonably requested by the Administrative Agent.

SECTION 4.02        Conditions Precedent to Initial Advance or Issuance.  The obligation of the Lenders and the Issuing Lenders to issue any initial Letters of Credit and to make any initial Loans is subject to the following conditions precedent, in each case, as applicable, in form and substance reasonably satisfactory to the Administrative Agent (the date upon which all such conditions precedent shall be satisfied, the “Closing Date”):

(a)          Effective Date.  The occurrence of the Effective Date;

(b)         Initial Acquisitions.  The consummation of the Initial Acquisitions and the other transactions contemplated by the Purchase Agreements on the terms and conditions set forth in the applicable Purchase Agreement without giving effect to any waiver, amendment, modification or consent thereunder that is materially adverse to the Lenders unless approved by the Administrative Agent;

(c)          No Material Adverse Effect.  Since October 15, 2017, no “Material Adverse Effect” (as defined in the Purchase Agreements) shall have occurred;

(d)         Seller Representations and Warranties.  The representations and warranties material to the interests of the Lenders made by the Seller in each Purchase Agreement shall be true and correct, but only to the extent that the Parent or its Affiliates have the right to terminate its or their respective obligations under such Purchase Agreement or otherwise decline to close the applicable Initial Acquisition as a result of any such representation not being accurate (in each case, determined without regard to any notice requirement);

(e)         Officer’s Certificate.  Receipt by the Administrative Agent of a certificate from the Original Borrowers, executed on their behalf by the president or chief financial officer of the Original Borrowers, as applicable, in form reasonably satisfactory to the Administrative Agent, to the effect that, as of the Closing Date, (i) all representations and warranties of each Original Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects (except for representations and warranties qualified by materiality, which shall be true and correct in all respects); (ii) that the Original Borrowers are not in violation or aware of any event that would have a Material Adverse Effect on the ETG Business or the Elkton Business, as applicable; (iii) that the Original Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents in any material respect; (iv) that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default with respect to either Original Borrower has occurred and is continuing; and (v) that each of the conditions precedent set forth in Section 4.01 and this Section 4.02 has been satisfied; and

(f)          Operation of Business.  Each Original Borrower having all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to own or lease its assets and carry on the ETG Business or the Elkton Business, as applicable, including, without limitation, with respect to the ETG Business, the provision of utility service under the Elizabethtown Gas Tariff for Gas Service B.P.U. NO. 15 on file with the State of New Jersey Board of Public Utilities.

Notwithstanding anything to the contrary in this Agreement, in no event shall any Lender, Swing Line Lender or Issuing Lender have any obligation to make any Loans or issue any Letters of Credit, as applicable, to, or for the account of, the Original Borrowers either (a) prior to the occurrence of the Closing Date, or (b) after July 2, 2018 if the Closing Date shall not have occurred as of such date (provided, that such date may be extended to January 15, 2019 if the conditions to the closing of the Acquisitions set forth in Section 8.1(b) of the Purchase Agreements have not been fulfilled but all other conditions to the Closing (as defined in the Purchase Agreements) have been fulfilled or are capable of being fulfilled at the Closing (as defined in the Purchase Agreements)).  For the avoidance of doubt, if the Closing Date shall not have occurred by the date referenced in subparagraph (b) of the immediately preceding sentence, this Agreement and the parties’ respective commitments, rights and obligations hereunder, shall terminate (except for contingent indemnification and other obligations that by their terms survive termination of this Agreement).

SECTION 4.03        Additional Conditions Precedent to each Advance or Issuance.  The obligation of the Lenders and the Issuing Lenders to (i) make Loans and issue Letters of Credit (or increase the stated amount of any Letter of Credit), including, without limitation, the making of any Loans, the incurring of any L/C Obligations or the issuance of any Letters of Credit on the Closing Date, or (ii) extend the Stated Termination Date, shall be subject to the further conditions precedent that on the date of such Extension of Credit or Extension of the Stated Termination Date, as the case may be:

(a)          The representations and warranties of the applicable Borrower contained in Section 5.01 of this Agreement are true and correct in all material respects (except for representations and warranties qualified by materiality, which shall be true and correct in all respects) on and as of the date of such Extension of Credit or Extension of the Stated Termination Date, as applicable, as though made on and as of such date, both before and after giving effect to such Extension of Credit or Extension of the Stated Termination Date, as applicable, and to the application of the proceeds thereof;

(b)         No event has occurred and is continuing, or would result from such Extension of Credit or Extension of the Stated Termination Date, as applicable, or the application of the proceeds thereof, as the case may be, which constitutes a Default or an Event of Default with respect to the applicable Borrower;

(c)          The Administrative Agent shall have received a Notice of Borrowing, Application or Extension Letter, as the case may be, signed by duly authorized officer of the applicable Borrower, dated such date; and

(d)          Receipt by the Administrative Agent of a Notice of Account Designation from the applicable Borrower specifying the account or accounts to which the proceeds of any Loans that are made to such Borrower under this Agreement are to be disbursed.

(e)          With respect to any Extension of Credit to SJIU, the Satisfaction of the SJIU Sublimit Conditions.

Unless the applicable Borrower shall have previously advised the Administrative Agent in writing that clause (a) or (b) above are not true and correct, such Borrower shall be deemed to have represented and warranted that, on the date of any Extension of Credit to such Borrower or Extension of the Stated Termination Date, as applicable, the above statements are true.

SECTION 4.04        Reliance on Certificates.  Each of the Lenders, the Issuing Lenders and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrowers as to the names, incumbency, authority and signatures of the respective Persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form reasonably acceptable to the Administrative Agent, from an officer of the Borrowers identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the applicable Borrower thereafter authorized to act on its behalf.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01          Representations and Warranties of the Borrowers.  Each Borrower, severally and not jointly, hereby represents and warrants as follows:

(a)          Such Borrower and each of its Subsidiaries is (i) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable and (ii) is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary, except in the case of this clause (ii) where such failure would not result in a Material Adverse Effect.  Such Borrower and each of its Subsidiaries has all requisite corporate (or other applicable) powers and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)          The execution, delivery and performance by such Borrower of this Agreement and  each other Loan Document to which it is a party are within such Borrower’s corporate (or other applicable) powers, have been duly authorized by all necessary corporate (or other applicable) action, do not contravene (i) such Borrower’s certificate of incorporation, (ii) any law, rule or regulation applicable to such Borrower or (iii) any contractual or legal restriction binding on or affecting such Borrower, and will not result in or require the imposition of any lien or encumbrance on, or security interest in, any property (including, without limitation, accounts or contract rights) of such Borrower, except as provided in this Agreement and any other Loan Document.

(c)         No Governmental Action is required for the execution or delivery by such Borrower of this Agreement or any other Loan Document to which it is a party or for the performance by such Borrower of its obligations under this Agreement or any other Loan Document to which it is a party other than those which have previously been duly obtained, are in full force and effect, are not subject to any pending or, to the knowledge of such Borrower, threatened appeal or other proceeding seeking reconsideration and as to which all applicable periods of time for review, rehearing or appeal with respect thereto have expired.

(d)          This Agreement and each Loan Document to which such Borrower is a party is a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws of general application affecting rights and remedies of creditors generally.

(e)        There is no pending or, to such Borrower’s knowledge, threatened action or proceeding (including, without limitation, any proceeding relating to or arising out of Environmental Laws) affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that has a reasonable possibility of resulting in a Material Adverse Effect.

(f)         With respect to ETG, the Financial Statements, copies of each of which have been furnished to the Administrative Agent and each Lender, fairly present in all material respects the financial condition of the ETG Business as at such dates and the results of the operations of the ETG Business for the periods ended on such dates, all in accordance with GAAP consistently applied.  Since December 31, 2017, there has been no Material Adverse Effect, or material adverse change in the facts and information regarding such entities as represented to the Closing Date.

(g)         With respect to SJIU, the Utilities Financial Statements, copies of each of which have been furnished to the Administrative Agent and each Lender, collectively, fairly present (subject, in the case of such balance sheets and statements of income for the fiscal quarter ended March 31, 2019, to year-end adjustment) in all material respects the financial condition of the operations of SJIU and its Consolidated Subsidiaries as at such dates and the results of the operations of SJIU and its Consolidated Subsidiaries for such periods ended on such dates, all in accordance with GAAP consistently applied.  Since December 31, 2018, there has been no Material Adverse Effect, or material adverse change in the facts and information regarding such entities as represented to the Second Amendment Effective Date.

(h)          The issuance of, and the existence of, the Letters of Credit, the making of Loans and the other Extensions of Credit for the account of such Borrower and the use of the proceeds thereof will comply with all provisions of Applicable Law in all material respects.

(i)           Neither such Borrower nor any Subsidiary of such Borrower is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(j)          [Reserved]

(k)          Neither such Borrower nor its Subsidiaries is engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any drawing on the Letters of Credit, any Loan or any other Extension of Credit will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

(l)           Compliance with ERISA as follows:

(i)         Such Borrower and each ERISA Affiliate thereof are in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect.  Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination, opinion or advisory letter issued by the Internal Revenue Service, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code.  No liability has been incurred by such Borrower or any ERISA Affiliate thereof which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(ii)         Except where failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no Pension Plan has been terminated, nor has any unpaid minimum required contributions (as defined in Section 430 of the Code) (without regard to any waiver granted under Section 430 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has such Borrower or any ERISA Affiliate thereof failed to make any contributions or to pay any amounts due and owing as required by Section 430 of the Code, Section 303 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 430 of the Code or Section 303 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

(iii)       Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, neither such Borrower nor any ERISA Affiliate thereof has:  (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, or (C) failed to make a required contribution or payment to a Multiemployer Plan;

(iv)        No Termination Event has occurred or is reasonably expected to occur;

(v)        Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the knowledge of such Borrower, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by such Borrower or any ERISA Affiliate thereof, (B) Pension Plan or (C) Multiemployer Plan;

(vi)        Such Borrower represents that it is not (1) an employee benefit plan subject to ERISA, (2) a plan or account subject to Section 4975 of the Code, (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code, or (4) a “governmental plan” within the meaning of ERISA;

(m)        Such Borrower and its Subsidiaries have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except to the extent that such Borrower or any such Subsidiary is diligently contesting any such taxes in good faith and by appropriate proceedings, and for which adequate reserves for payment thereof have been established.

(n)          No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by such Borrower or any Subsidiary thereof under any material agreement or contract, judgment, decree or order by which such Borrower or any of its respective properties may be bound or which would require such Borrower or any Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefor, where such default could reasonably be expected to result in a Material Adverse Effect.

(o)          As of the Third Amendment Effective Date, such Borrower and each of its Subsidiaries will be Solvent.

(p)          As of the Third Amendment Effective Date, the capitalization of such Borrower and each Significant Subsidiary of such Borrower consists of the Capital Stock, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule II hereto.  All such outstanding Capital Stock has been duly authorized and validly issued and are fully paid and nonassessable.  There are no outstanding warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of, Capital Stock of such Borrower or any Subsidiary of such Borrower or are otherwise exercisable by any Person.

(q)          Such Borrower and each of its Subsidiaries has good and marketable title to all material assets and other property purported to be owned by it.

(r)          None of the properties or assets of such Borrower or any of its Subsidiaries is subject to any Lien, except Permitted Liens.

(s)         All written information, reports and other papers and data produced by or on behalf of such Borrower and furnished to the Administrative Agent and the Lenders in connection with the matters covered by this Agreement were, at the time the same were so furnished, complete and correct in all material respects.  No document furnished or written statement made to the Administrative Agent or the Lenders by such Borrower in connection with the negotiation, preparation or execution of this Agreement or any other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of such Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading.

(t)          [Reserved]

(u)          [Reserved]

(v)        None of such Borrower or any Subsidiary or Affiliate of such Borrower:  (i) is a Sanctioned Person or currently the subject or target of any Sanctions or (ii) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws or Sanctions.  The Lenders hereby notify such Borrower that pursuant to the requirements of the Patriot Act, they are required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow the Lenders to identify such Borrower in accordance with the Patriot Act.

(w)        Except to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, all properties now or in the past owned, leased or operated by such Borrower and each Subsidiary thereof now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws.

(x)         Except to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, to the knowledge of such Borrower and its Subsidiaries, such Borrower and each Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof.

(y)         Except to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, neither such Borrower nor any Subsidiary thereof has received any written or verbal notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does such Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened.

(z)        Except to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, to the knowledge of such Borrower and its Subsidiaries, Hazardous Materials have not been disposed of, on or transported to or from the properties now or in the past owned, leased or operated by such Borrower or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

(aa)        Except to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, no judicial proceedings or governmental or administrative action is pending, or, to the knowledge of such Borrower, threatened, under any Environmental Law to which such Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such Borrower, any Subsidiary thereof or such properties or such operations that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(bb)       Except to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, there has been no release, or to such Borrower’s knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by such Borrower or any Subsidiary thereof, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

(cc)        Such Borrower is not an Affected Financial Institution.

(dd)        If a Borrowing Ownership Certification is required to be delivered with respect to such Borrower pursuant to Section 4.01(i) or Section 3.1(i) of the Second Amendment, then, as of the Third Amendment Effective Date, the information set forth in such Beneficial Ownership Certification is true and correct in all respects.

ARTICLE VI

COVENANTS OF THE BORROWERS

SECTION 6.01         Affirmative Covenants.  Until the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, each Borrower, severally but not jointly, covenants and agrees that such Borrower will, and will cause each of its Subsidiaries, to:

(a)         Preservation of Existence, Etc.  Preserve and maintain its corporate or company, as applicable, existence, material rights (statutory and otherwise) and franchises, and take such other action as may be necessary or advisable to preserve and maintain its right to conduct its business in the states where it shall be conducting its business, except where failure to do so does not result in, or could not reasonably be expected to have, a Material Adverse Effect.

(b)        Maintenance of Properties, Etc.  Maintain good and marketable title to all of its properties which are used or useful in the conduct of its business, and preserve, maintain, develop and operate in substantial conformity with all laws and material contractual obligations, all such properties in good working order and condition, ordinary wear and tear excepted, except where such failure would not result in a Material Adverse Effect.

(c)          Ownership.  Cause the Parent to own directly or indirectly, at all times, 100% of the Capital Stock having voting rights of such Borrower.

(d)          Compliance with Material Contractual Obligations, Laws, Etc.  Comply with the requirements of all material contractual obligations and all applicable laws, rules, regulations and orders, the failure to comply with which could reasonably be expected to result in a Material Adverse Effect, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent diligently contested in good faith and by appropriate proceedings and for which adequate reserves for the payment thereof have been established, and complying with the requirements of all applicable Environmental Laws, and other health and safety matters.

(e)          Insurance.  Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or similar businesses and similarly situated.

(f)          Visitation Rights; Keeping of Books.  At any reasonable time and from time to time, upon reasonable advance notice, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and any of its Subsidiaries with any of their respective officers or directors and with their respective independent certified public accountants and keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and liabilities of such Borrower in accordance with GAAP, consistent with the procedures applied in the preparation of the Financial Statements.

(g)         Transactions with Affiliates.  Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of its Affiliates on terms that are fair and reasonable and no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm’s‑length transaction with a Person not an Affiliate.

(h)          Use of Proceeds.  Use the proceeds of the facility created by this Agreement solely for general corporate purposes, including, without limitation, issuance of Letters of Credit to support working capital needs of such Borrower.

(i)           Loan Documents.  Perform and comply in all material respects with each of the provisions of each Loan Document to which it is a party.

(j)          Risk Management.  Perform and comply in all material respects, and require its Subsidiaries to perform and comply in all material respects, with any risk management policies developed by such Borrower, including such policies, if applicable, related to (i) the retail and wholesale inventory distribution and trading procedures and (ii) dollar and volume limits.

(k)          [Reserved]

(l)          [Reserved]

(m)        Compliance with Sanctions and Anti-Corruption Laws.  Comply with any obligations that it may have under any Anti-Corruption Laws and maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.  In the event that such Borrower becomes aware that it is not in compliance with any applicable Sanctions or Anti-Corruption Laws, such Borrower shall notify the Administrative Agent and diligently take all actions required thereunder to become compliant.

(n)          Further Assurances.  At the expense of such Borrower, promptly execute and deliver, or cause to be promptly executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be reasonably necessary or that the Required Lenders through the Administrative Agent may reasonably request, to enable the Lenders and the Administrative Agent to enforce the terms and provisions of this Agreement and the Loan Documents and to exercise their rights and remedies hereunder.  In addition, such Borrower will use all reasonable efforts to duly obtain Governmental Actions required from time to time on or prior to such date as the same may become legally required, and thereafter to maintain all such Governmental Actions in full force and effect, except where such failure would not result in a Material Adverse Effect.

(o)        Compliance with ERISA.  (i) Except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) comply with applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans of such Borrower, (y) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (z) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (zz) operate each Employee Benefit Plan of such Borrower in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (ii) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan of such Borrower as may be reasonably requested by the Administrative Agent.

(p)        Environmental Notices.  Such Borrower shall furnish to the Administrative Agent, on behalf of the Lenders prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting its properties or, to the extent such Borrower has actual notice thereof, any adjacent property, and all facts, events or conditions that could lead to any of the foregoing; provided that such Borrower shall not be required to give such notice unless it reasonably believes that any of the foregoing, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

(q)          Environmental Matters.  Except where it could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower, such Borrower will not use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from its properties any Hazardous Materials other than as disclosed to the Lenders in writing at or prior to the Closing Date except for (i) Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of or managed in the ordinary course of business in material compliance with all applicable Environmental Requirements or (ii) other Hazardous Materials the unlawful handling, discharge or disposal of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

(r)          Environmental Release.  Upon becoming aware of the occurrence of an Environmental Release that could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, such Borrower will promptly investigate the extent of, and comply in all material respects with all applicable Federal, state and local statutes, rules, regulations, orders and other provisions of law relating to Hazardous Materials, air emissions, water discharge, noise emission and liquid disposal, and other environmental, health and safety matters, other than those the noncompliance with which would not have a Material Adverse Effect with respect to such Borrower.

SECTION 6.02          Negative Covenants.  Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, each Borrower, severally but not jointly, covenants and agrees that such Borrower will not, and will not cause or permit any of its Subsidiaries, to:

(a)          Liens, Etc.  Except as permitted in Section 6.02(c), create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties other than Permitted Liens.

(b)          Indebtedness.  Create or suffer, or permit to exist, any Indebtedness except for Permitted Indebtedness.

(c)         Obligation to Ratably Secure.  Create or suffer to exist any Lien other than a Permitted Lien, in each case to secure or provide for the payment of Indebtedness, unless, on or prior to the date thereof, such Borrower shall have (i) pursuant to documentation reasonably satisfactory to the Administrative Agent and Required Lenders, equally and ratably secured the Obligations of such Borrower under this Agreement by a Lien acceptable to the Administrative Agent and Required Lenders, and (ii) caused the creditor or creditors, as the case may be, in respect of such Indebtedness to have entered into an intercreditor agreement in form, scope and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

(d)          Mergers, Etc.  Merge or consolidate with or into any Person, except that (i) any Subsidiary of such Borrower may merge or consolidate with or into, any other wholly-owned Subsidiary of such Borrower and (ii) any Subsidiary of such Borrower may merge or consolidate with and into such Borrower; provided, that such Borrower is the surviving corporation; provided, further, that in each case, immediately after giving effect to such proposed transaction, no Event of Default or Default with respect to such Borrower would exist.

(e)          Sale of Assets, Etc.  Sell, transfer, lease, assign or otherwise convey or dispose of assets (whether now owned or hereafter acquired), in any single transaction or series of transactions, whether or not related having an aggregate book value in excess of 10% of the Consolidated assets of such Borrower and its Consolidated Subsidiaries, except for dispositions of capital assets in the ordinary course of business as presently conducted.

(f)          Restricted Investments.  Make or permit to exist any Investments, loans or advances to, or acquire any assets or property of any other Person, except for Permitted Investments.

(g)          New Business.  Enter into any business, in any material respect, which is not similar to such Borrower’s and its Subsidiaries’ business as of the Closing Date.

(h)         Distributions.  Pay any dividends on or make any other distributions in respect of any Capital Stock or redeem or otherwise acquire any such Capital Stock provided, that (i) any Subsidiary of such Borrower may pay regularly scheduled dividends or make other distributions to such Borrower; (ii) if no Default or Event of Default with respect to such Borrower exists or would result therefrom, such Borrower may pay distributions or dividends in either cash or Capital Stock of such Borrower or may redeem or otherwise acquire its Capital Stock, and (iii) such Borrower may cause (a) the redemption of its Capital Stock having a preferred interest or (b) the acquisition of Capital Stock having a preferred interest of any trust created by such Borrower solely for the purpose of issuing preferred equity interests, the proceeds of which will be used by such trust to fund loans to such Borrower, only if, in each case, (I) such redemption or acquisition is effected by the proceeds of Capital Stock issued by the Parent, or (II) such redemption or acquisition is effected with proceeds from Permitted Indebtedness; provided, that before and after such redemption or acquisition as described in (I) and (II) above, no Default or Event of Default with respect to such Borrower has occurred and is continuing.

(i)          Constituent Documents, Etc.  Change in any material respect the nature of its certificate of incorporation, by-laws, or other similar documents, or accounting policies or accounting practices (except as required or permitted by the Financial Accounting Standards Board or GAAP).

(j)           Fiscal Year.  Change its Fiscal Year.

(k)          Use of Proceeds.  Request any Extension of Credit, or use the proceeds of any Extension of Credit, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Lender, Swingline Lender, or otherwise) of Sanctions.

SECTION 6.03        Reporting Requirements.  So long as any Lender shall have any Commitment hereunder or any Borrower shall have any obligation to pay any amount to the Administrative Agent or any Lender hereunder, each Borrower will provide to the Administrative Agent:

(a)          as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of such Borrower, commencing with the fiscal quarter ended September 30, 2018 (and, with respect to SJIU, commencing as of the fiscal quarter ending September 30, 2019), a consolidated and consolidating balance sheet of such Borrower and its Consolidated Subsidiaries as at the end of such fiscal quarter and consolidated and consolidating statements of income, retained earnings and cash flows of such Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified by the chief financial officer or the treasurer of such Borrower as fairly presenting in all material respects the financial condition of such Borrower and its Consolidated Subsidiaries as at such date and the results of operations of such Borrower and its Consolidated Subsidiaries for the periods ended on such date, except for normal year-end adjustments, all in accordance with GAAP consistently applied, together with a Compliance Certificate, in the form of Exhibit G, of the chief financial officer or the treasurer of such Borrower (A) demonstrating and certifying compliance by such Borrower with the covenants set forth in Section 6.04 and (B) stating that no Event of Default or Default with respect to such Borrower has occurred and is continuing or, if an Event of Default or Default with respect to such Borrower has occurred and is continuing, a statement as to the nature thereof and the action which such Borrower has taken and proposes to take with respect thereto;

(b)          as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of such Borrower (commencing with the fiscal year ended December 31, 2019), a copy of the annual report for such fiscal year for such Borrower and its Consolidated Subsidiaries, containing consolidated and consolidating financial statements for such year certified by, and accompanied by an unqualified opinion of, independent public accountants reasonably acceptable to the Administrative Agent, together with a Compliance Certificate, in the form of Exhibit G, of the chief financial officer or the treasurer of such Borrower (A) demonstrating and certifying compliance by such Borrower with the covenants set forth in Section 6.04 and (B) stating that no Event of Default or Default with respect to such Borrower has occurred and is continuing or, if an Event of Default or Default with respect to such Borrower has occurred and is continuing, a statement as to the nature thereof and the action which such Borrower has taken and proposes to take with respect thereto;

(c)          as soon as possible and in any event within five (5) days after such Borrower becomes aware of the occurrence of each Event of Default and each Default with respect to such Borrower, a statement of the chief financial officer of such Borrower setting forth details of such Event of Default or Default and the action which such Borrower has taken and proposes to take with respect thereto;

(d)         upon such Borrower obtaining knowledge of the following, such Borrower will give written notice to the Administrative Agent promptly (and in any event within ten Business Days) of any of the following:  (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan of such Borrower under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by such Borrower or any of its ERISA Affiliates of the PBGC’s intent to terminate any Pension Plan of such Borrower or to have a trustee appointed to administer any Pension Plan of such Borrower, (iii) all notices received by such Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability in the amount of at least $1,000,000 pursuant to Section 4202 of ERISA and (iv) such Borrower or any of its ERISA Affiliates has filed or intends to file a notice of intent to terminate any Pension Plan of such Borrower under a distress termination within the meaning of Section 4041(c) of ERISA;

(e)          as soon as possible and in any event within five (5) days after such Borrower becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events (A) of the type described in Section 5.01(e) or (B) for which the Administrative Agent or the Lenders will be entitled to indemnity under Section 9.05;

(f)          as soon as possible and in any event within five (5) days after the sending or filing thereof, copies of all material reports that such Borrower sends to any of its security holders, and copies of all reports and registration statements which such Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

(g)         as soon as possible and in any event within five (5) days after requested, such other information respecting the business, properties, assets, liabilities (actual or contingent), results of operations, prospects, condition or operations, financial or otherwise, of such Borrower or any Subsidiary thereof as any Lender through the Administrative Agent may from time to time reasonably request;

(h)          from time to time and promptly upon each request, information with respect to such Borrower as a Lender may reasonably request in order to comply with the applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation the Patriot Act and the Beneficial Ownership Regulation;

(i)           promptly, upon knowledge of any change in the Debt Rating of such Borrower, a certificate stating that the Debt Rating of such Borrower has changed with evidence of the new Debt Rating; and

(j)           prompt written notice of any change in the information provided in any Beneficial Ownership Certification in relation to such Borrower that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Information required to be delivered pursuant to this Section 6.03 shall be deemed to have been delivered if such information shall have been posted by such Borrower on an Intralinks or similar site to which the Administrative Agent has been granted access; provided that, if requested by the Administrative Agent or any Lender, such Borrower shall deliver a paper copy of such information to the Administrative Agent or such Lender.  Information required to be delivered pursuant to this Section 6.03 may also be delivered by electronic communications pursuant to procedures reasonably approved by the Administrative Agent.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of such Borrower hereunder that have been approved by such Borrower in writing including via electronic transmission (collectively, “Informational Materials”) by posting the Informational Materials on SyndTrak Online or another similar electronic means (collectively, the “Electronic Means”) and (b) certain prospective Lenders (“Public Lenders”) may not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to such Borrower or its Affiliates or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities.  Lenders will assume that all Informational Materials, other than publicly available Informational Materials filed pursuant to the Exchange Act or posted on such Borrower’s website, include MNPI.  Each Borrower hereby agrees that in the event any Informational Materials will not contain MNPI, such Borrower will notify Administrative Agent in writing (except with respect to Informational Materials filed pursuant to the Exchange Act, or posted on such Borrower’s website, which shall be deemed public) and such Borrower shall be deemed to have authorized the Administrative Agent, the Issuing Lenders and the Lenders to treat such Informational Materials as not containing any MNPI (although it may be sensitive and proprietary) with respect to such Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Informational Materials constitute Information, such Information shall be treated as set forth in Section 9.16 hereof).  Before distribution of any Informational Materials (a) to prospective Private Lenders, each Borrower shall provide the Administrative Agent with written authorization (including email) authorizing the dissemination of the Informational Materials and (b) to prospective Public Lenders, each Borrower shall provide the Administrative Agent with written authorization (including email) authorizing the dissemination of the Informational Materials and confirming, to such Borrower’s knowledge, the absence of MNPI therefrom.

SECTION 6.04         Financial Covenants.  So long as any Lender shall have any Commitment hereunder or any Borrower shall have any obligation to pay any amount to the Administrative Agent or any Lender hereunder, each Borrower will, unless the Required Lenders shall otherwise consent in writing, maintain at the end of each fiscal quarter a ratio of Indebtedness of such Borrower and its Subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.70 to 1.0.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01          Events of Default.  Each of the following events should they occur and be continuing with respect to a Borrower shall constitute an “Event of Default” with respect to such Borrower:

(a)         Such Borrower shall fail to pay (i) any amount of principal of any Loan made to such Borrower or on any Reimbursement Obligation in respect of a Letter of Credit issued for the account of such Borrower when the same becomes due and payable or (ii) any interest, fees or any other amount payable by such Borrower hereunder within five (5) Business Days of when the same becomes due and payable; or

(b)         Any representation or warranty made by or on behalf of such Borrower or any Subsidiary thereof in this Agreement, any Loan Document or by or on behalf of such Borrower or any Subsidiary thereof (or any of their officers) in connection with this Agreement, any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(c)          Such Borrower shall fail (i) to perform or observe any term, covenant or agreement contained in Section 6.01(a), (c), (e), (g), (h), (i) or (j), Section 6.02 (other than subsection (i)), Section 6.03, or Section 6.04, or (ii) to perform or observe any other term, covenant or agreement contained in this Agreement (other than obligations specifically set forth elsewhere in this Section 7.01) on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement, shall remain unremedied for thirty (30) days after written notice thereof shall have been given to such Borrower by the Administrative Agent or any Lender; or

(d)          Such Borrower or any Significant Subsidiary thereof shall fail to pay any principal of or premium or interest on any Indebtedness (other than Indebtedness incurred by such Borrower under this Agreement) thereof in the aggregate (for all such Persons) in excess of $25,000,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit (with or without the giving of notice, but without any further lapse of time) the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(e)         Such Borrower or any Significant Subsidiary thereof shall (i) generally not pay its debts as such debts become due, or (ii) admit in writing its inability to pay its debts generally, or (iii) make a general assignment for the benefit of creditors, or (iv) any case or proceeding shall be commenced by or against such Borrower or a Significant Subsidiary thereof seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding commenced against it (but not commenced by it), such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur or such Borrower or a Significant Subsidiary thereof shall consent to or acquiesce in any such proceeding; or such Borrower or a Significant Subsidiary thereof shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f)          Any judgments or orders for the payment of money in excess of $25,000,000 (in the aggregate) shall be rendered against such Borrower or any Significant Subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g)          The obligations of such Borrower or any Subsidiary thereof under this Agreement or any other Loan Document shall become unenforceable, or such Borrower or any Subsidiary thereof, or any court or governmental or regulatory body having jurisdiction over such Borrower or any Subsidiary thereof, shall so assert in writing or such Borrower or any Subsidiary thereof shall contest in any manner the validity or enforceability thereof; or

(h)          The occurrence of a Termination Event with respect to such Borrower; or

(i)           Any Governmental Action with respect to such Borrower shall be rescinded, revoked, otherwise terminated, or amended or modified in any manner which is materially adverse to the interests of the Lenders and the Administrative Agent; or

(j)           An “Event of Default” or “Default” under the SJI Credit Agreement; or

(k)          A Change in Control shall occur.

SECTION 7.02         Upon an Event of Default.  Upon the occurrence of an Event of Default with respect to a Borrower, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower:

(a)          Acceleration; Termination of Credit Facility.  (i) Declare the principal of and interest on the Reimbursement Obligations of such Borrower, the Loans made to such Borrower, the Notes issued by such Borrower and the other Obligations of such Borrower (except for Hedging Obligations, which shall be governed by the terms and conditions of the documents controlling such obligations) at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent by such Borrower under this Agreement, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement to the contrary notwithstanding, and (ii) terminate the obligation of each Lender to issue Letters of Credit for such Borrower’s account or to make any Loans or other Extensions of Credit to such Borrower and any right of such Borrower to request Letters of Credit, Loans or other Extensions of Credit hereunder; provided, that upon the occurrence of an Event of Default with respect to such Borrower  specified in Section 7.01(e), the obligation of each Lender to issue Letters of Credit for such Borrower’s account or to make any Loans or other Extensions of Credit to such Borrower shall be automatically terminated and all Obligations of such Borrower (except for Hedging Obligations, which shall be governed by the terms and conditions of the documents controlling such obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)         Letters of Credit.  With respect to all Letters of Credit issued for the account of such Borrower with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to Section 7.02(a), require such Borrower at such time to deposit in a cash collateral account with the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations of such Borrower.  After all such Letters of Credit shall have expired or been fully drawn upon, and all Obligations of such Borrower shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to such Borrower.

SECTION 7.03         Rights and Remedies Cumulative; Non-Waiver; Etc.  The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive, and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or that may now or hereafter exist in law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between any Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against any Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.02 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.04 (subject to the terms of Section 2.16), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.16, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01         Appointment and Authority.  Each of the Lenders and each Issuing Lender hereby irrevocably designates and appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and no Borrower or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02          Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03          Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)          shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.

(c)         shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.01 or Section 7.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the applicable Borrower, a Lender or an Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (vi) the utilization of any Issuing Lender’s L/C Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own L/C Commitment without any further action by the Administrative Agent).

SECTION 8.04         Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05         Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facilities created under this Agreement as well as activities as Agent.

SECTION 8.06          Resignation of Administrative Agent.

(a)            The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective on the Resignation Effective Date and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent or continues to hold collateral security.

(b)        Any resignation by JPMorgan as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

SECTION 8.07          Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08         No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, joint book runners, lead manager, arrangers, lead arrangers or co-arrangers listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender, the Swingline Lender or the Issuing Lender hereunder.

SECTION 8.09         Administrative Agent May File Proof of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on such Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Lender in any such proceeding.

SECTION 8.10          Certain ERISA Matters.

(a)         Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)        the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance compny general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)         In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

MISCELLANEOUS

SECTION 9.01          Amendments, Etc.  No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, except as otherwise provided in Section 2.18, no such waiver and no such amendment, supplement or modification shall (a) extend the Termination Date or the maturity of any Loan or unreimbursed drawing, or reduce the rate or extend the time of payment of interest in respect thereof, or reduce any fee payable to any Lender hereunder or extend the time for the payment thereof or increase the amount of any Lender’s Commitment, in each case without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary to waive any obligation of any Borrower to pay interest at the rate set forth in Section 2.10(c) during the continuance of an Event of Default with respect to such Borrower), (b) amend, modify or waive any provision of Section 2.06(a) in a manner that would affect the pro rata treatment of the Lenders with respect to reductions of the Commitments, Section 2.16(a), this Section 9.01 or Section 9.09(d) or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, (c) amend, modify or waive any provision of Article VIII without the written consent of the Administrative Agent, (d) waive, modify or eliminate any of the conditions precedent specified in Section 4.01 or 4.02, in each case without the written consent of all the Lenders, (e) forgive principal, interest, fees or other amounts payable hereunder without the written consent of each Lender directly and adversely affected thereby, (f) amend, modify or waive any right or duty of any Issuing Lender under this Agreement without the written consent of such Issuing Lender, (g) waive any requirement for the release of collateral without the written consent of all the Lenders, (h) amend, modify or waive any right or duty of the Swingline Lender under this Agreement without the written consent of the Swingline Lender or (i) [reserved]; provided further, that (i) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and (ii) the Administrative Agent and the Borrowers shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

SECTION 9.02          Notices, Etc.

(a)        Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

Any Borrower:

Elizabethtown Gas Company
1 South Jersey Plaza
Folsom, New Jersey 08037
Attention:  Matt Orendorff,
Facsimile No.:  morendorff@sjindustries.com

With a copy to:

Cozen O’Connor
One Liberty Place
1650 Market Street, Suite 2800
Philadelphia, Pennsylvania 19103
Attention:  Richard J. Busis, Esq.
Telephone:  (215) 665-2756
Facsimile No.:  (215) 665-2013

The Administrative Agent or Swingline Lender:

JPMorgan Chase Bank, N.A.
JPM Loan & Agency Services
10 S. Dearborn St
Chicago, IL 60603
Attn: Leonida Mischke
Telephone: 312-385-7055
Facsimile: 844-490-5663

With a copy to:

Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street
Suite 1900
Charlotte, North Carolina 28246-0103
Attention:  Jeffrey A. Henson, Esq.
Facsimile No.:  (704) 373-3942

If to any Issuing Lender, to it at its address, fax number, e-mail address or telephone number most recently specified by it in a notice delivered to the Administrative Agent and the Borrowers (or, in the absence of any such notice, to the address, fax number, e-mail address or telephone number set forth in the administrative questionnaire of the Lender that is serving as such Issuing Lender or is an Affiliate thereof).

If to any Lender, at its address or telecopy number set forth on Schedule I hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)         Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)          Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)          Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Informational Materials available to the Issuing Lenders and the other Lenders by posting the Informational Materials on the Platform.  The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Informational Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Informational Materials.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Informational Materials or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of such Borrower’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Borrower, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

SECTION 9.03         No Waiver; Remedies.  No failure on the part of the Administrative Agent, the Issuing Lender or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04          Set-off.

(a)          If an Event of Default with respect to a Borrower shall have occurred and be continuing, the Administrative Agent, each Lender, each Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, such Lender, such Issuing Lender or any such Affiliate to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Lender, irrespective of whether or not such Lender or such Issuing Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender, such Issuing Lender or their respective Affiliates may have; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.07 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender, and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each Issuing Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have.  Each Lender and each Issuing Lender agrees to notify the applicable Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)          if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)        the provisions of this paragraph shall not be construed to apply to (A) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant, other than to such Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

(b)          Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

SECTION 9.05         Indemnification.  Each Borrower shall, severally and not jointly, indemnify the Administrative Agent (and any sub-agent thereof), Arrangers, each Lender and the each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related reasonable out-of-pocket expenses (and shall pay or reimburse any such Indemnitee for including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the any Issuing Lender to honor a demand for payment under a Letter of Credit issued by such Issuing Lender if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by such Borrower or any Subsidiary thereof, or any Environmental Claim related in any way to such Borrower or any Subsidiary thereof, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims or civil penalties or fines assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, in each case to the extent of such Borrower’s Applicable Share (unless attributable to a specific Borrower, in which case such Borrower shall be solely liable); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of an Indemnitee or (y) result from a claim brought by such Borrower or any Subsidiary thereof against an Indemnitee or any controlled Affiliate or other Related Party of such Indemnitee directly involved in the with the transactions contemplated by this Agreement for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

To the extent that a Borrower for any reason fails to indefeasibly pay any amount required under this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Commitment Percentage at such time, or if the Commitments have been reduced to zero, then based on such Lender’s Commitment Percentage immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in connection with such capacity.  The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.16.

To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.  In addition, and without limitation of the indemnity provided in this Section, the Administrative Agent and each Lender agree not to assert any claim against any Borrower on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, or the transactions contemplated hereby or thereby.

All amounts due under this Section 9.05 shall be payable promptly after demand therefor.  Nothing in this Section 9.05 is intended to limit any Borrower’s obligations contained in Article II.  Without prejudice to the survival of any other obligation of any Borrower hereunder, the indemnities and obligations of the Borrowers contained in this Section 9.05 shall survive the payment in full of amounts payable pursuant to Article II and Article III and the termination of the Commitments.

SECTION 9.06         Liability of the Lenders.  Each Borrower assumes all risks of the acts or omissions of each beneficiary or transferee of the Letters of Credit issued for its account with respect to their use of such Letters of Credit.  None of the Issuing Lenders, the Administrative Agent, the Lenders nor any of their respective officers or directors shall be liable or responsible for:  (a) the use which may be made of any Letter of Credit or any acts or omissions of each beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by any Issuing Lender against presentation of documents which do not comply with the terms of any Letter of Credit issued by it, including failure of any documents to bear any reference or adequate reference to any such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit, except that the applicable Borrower shall have a claim against the applicable Issuing Lender and such Issuing Lender shall be liable to such Borrower, to the extent of any direct, as opposed to consequential, damages suffered by such Borrower which such Borrower proves were caused by (i) such Issuing Lender’s willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit issued by it for the account of such Borrower are genuine or comply with the terms of such Letter of Credit or (ii) the Issuing Lender’s willful or grossly negligent failure, as determined by a court of competent jurisdiction, to make lawful payment under the Letters of Credit issued for the account of such Borrower after the presentation to it of a certificate strictly complying with the terms and conditions of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Lender may accept original or facsimile (including telecopy) certificates presented under the Letters of Credit that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 9.07        Costs, Expenses and Taxes.  Each Borrower, severally but not jointly, agrees to pay on demand its Applicable Share (unless such cost or expense is attributable to a specific Borrower, in which case such Borrower shall be solely liable for such amount) of all reasonable costs and expenses in connection with the preparation, issuance, delivery, filing, recording, and administration of this Agreement, the Letters of Credit, the Loans, the other Extensions of Credit and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and out‑of‑pocket expenses of counsel for the Administrative Agent and the Issuing Lenders incurred in connection with the preparation and negotiation of this Agreement, the issuance of Letters of Credit, the Loans, the other Extensions of Credit and any document delivered in connection therewith and all reasonable costs and expenses incurred by the Administrative Agent (and, in the case of clause (ii) below, the Issuing Lenders, and in the case of clause (iii) or (iv) below, any Lender) (including reasonable fees and out of pocket expenses of counsel) in connection with (i) with the use of Intralinks Inc., SyndTrak or other similar information transmission systems in connection with the Loan Documents, (ii) the transfer, drawing upon, change in terms, maintenance, renewal or cancellation of this Agreement, the Letters of Credit, the Loans and the other Extensions of Credit, (iii) any and all amounts which the Administrative Agent or any Lender has paid relative to the Administrative Agent’s or such Lender’s curing of any Event of Default resulting from the acts or omissions of such Borrower under this Agreement or any other Loan Document, (iv) the enforcement of, or protection of rights under, this Agreement or any other Loan Document (whether through negotiations, legal proceedings or otherwise), (v) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Issuing Lender from paying any amount under the Letters of Credit or (vi) any waivers or consents or amendments to or in respect of this Agreement, the Letters of Credit, the Loans or the other Extensions of Credit requested by such Borrower.  In addition, each Borrower shall pay its Applicable Share (unless such cost or expense is attributable to a specific Borrower, in which case such Borrower shall be solely liable for such amount) of any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Letters of Credit, the Loans, the other Extensions of Credit or any of such other documents, and agree to save the Issuing Lender, the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.  Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Borrowers, the Administrative Agent, the Lenders and the Issuing Lender contained in this Section shall survive the payment in full of the Obligations and the termination of the Commitments

To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense payment is sought based on each Lender’s Commitment Percentage at such time, or if the Commitments have been reduced to zero, then based on such Lender’s Commitment Percentage immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in connection with such capacity.  The obligations of the Lenders under this paragraph are subject to the provisions of Section 2.16.

SECTION 9.08          [Reserved]

SECTION 9.09          Benefit of Agreement.

(a)          Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          Minimum Amounts.

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)         in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default with respect to such Borrower has occurred and is continuing, each Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that each Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by such Borrower prior to such fifth (5th) Business Day;

(ii)         Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

(iii)        Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)          the consent of each Borrower (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default with respect to such Borrower has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that each Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)           the consents of the Issuing Lenders and the Swingline Lender shall be required for any assignment.

(iv)        Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment (provided, that (A) only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

(v)        No Assignment to Certain Persons.  No such assignment shall be made to (A) any Borrower or any of their respective Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)        No Assignment to Natural Persons.  No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)       In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.14, 2.17, 2.21, 9.05 and 9.07 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a Person specified in paragraph (b)(vi) of this Section or any Borrower or any of their respective Subsidiaries or Affiliates, which shall be null and void).

(c)          Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)          Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or any Borrower or any Affiliates or Subsidiaries of a Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, Issuing Lenders, Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Sections 9.05 and 9.07 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 9.01 that directly affects such Participant and could not be effected by a vote of the Required Lenders.  Subject to paragraph (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.17 and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.04 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.16 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)          Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.17 and 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each Borrower’s prior written consent.  No Participant shall be entitled to the benefits of Section 2.17 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17 as though it were a Lender.

(f)          Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.10          Severability.  Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

SECTION 9.11          Governing Law.  This agreement shall be governed by, and construed in accordance with, the laws of the state of New York.

SECTION 9.12          Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 9.13          Submission To Jurisdiction; Waivers.  Each Borrower hereby irrevocably and unconditionally:

(a)          agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, and submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such State court or, to the fullest extent permitted by Applicable Law, in such federal court;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 9.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

This Section 9.13 shall not be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.

SECTION 9.14          Acknowledgments.  Each Borrower hereby acknowledges:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and other Loan Documents;

(b)          neither the Administrative Agent, the Issuing Lenders nor any Lender has a fiduciary relationship to such Borrower, and the relationship between the Administrative Agent, the Issuing Lender and any Lender, on the one hand, and such Borrower on the other hand, is solely that of debtor and creditor; and

(c)          no joint venture exists between such Borrower and the Administrative Agent, the Issuing Lender or any Lender.

SECTION 9.15         Waivers of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT, THE ISSUING LENDERS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.  THIS SECTION 9.15 SHALL NOT BE CONSTRUED TO CONFER A BENEFIT UPON, OR GRANT A RIGHT OR PRIVILEGE TO, ANY PERSON OTHER THAN THE PARTIES HERETO.

SECTION 9.16         Confidentiality.  Each of the Administrative Agent, the Lenders and the Issuing Lenders agree to maintain the confidentiality of the Information (as defined below) with respect to each Borrower and use it only for purposes of this Agreement, the Loan Documents and the transactions contemplated hereby and thereby, or for any other reason relating to this Agreement, except that Information with respect to any Borrower may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives for the purpose of evaluating, negotiating or entering into transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or any legal, judicial, administrative or other compulsory process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its Related Parties) to any swap derivative or other transaction under which payments are to be made by reference to such Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of such Borrower, (h) to Thomson Reuters, other bank market data collectors and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than such Borrower and such source is not known by the Person receiving such Information to be in violation of this Section 9.16 or (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliate or (k) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement.  For purposes of this Section, “Information” means all information received from or on behalf of any Borrower or any Subsidiary thereof relating to such Borrower or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis without breach of this Section 9.16 prior to disclosure by such Borrower or any Subsidiary thereof; provided that, in the case of information received from such Borrower or any Subsidiary thereof after the Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Each of the Administrative Agent, the Issuing Lender, the Lenders and Participants shall promptly notify the applicable Borrower of its receipt of any subpoena or similar process or authority, unless prohibited therefrom by the issuing Person.  The confidentiality obligations applicable to the Administrative Agent, the Lenders and the Issuing Lenders in this Section 9.16 shall supersede any confidentiality obligations applicable to such parties in the Commitment Letter dated June 12, 2018 between the Original Borrowers and the Commitment Parties (as defined therein).

SECTION 9.17         Counterparts; Integration; Effectiveness; Electronic Execution.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the any Issuing Lender, the Swingline Lender and/or any Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.18         Reversal of Payments.  To the extent any Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of any collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations of such Borrower or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

SECTION 9.19          No Advisory or Fiduciary Responsibility.

(a)        In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between such Borrower, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, and the Issuing Lenders on the other hand, and such Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers, the Lenders, and the Issuing Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for such Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers, the Lenders, or the Issuing Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of such Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger, Lender, or Issuing Lender has advised or is currently advising such Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers, the Lenders, or the Issuing Lenders has any obligation to such Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Administrative Agent, the Arrangers, the Lenders, and the Issuing Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of such Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers, the Lenders or the Issuing Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers, the Lenders, and the Issuing Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

(b)          Each Borrower acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, such Borrower or any of its Affiliates or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under this Agreement) and without any duty to account therefor to any other Lender, the Arrangers, any Borrower or any Affiliate of the foregoing.  Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration from any Borrower or any Affiliate thereof for services in connection with this Agreement or otherwise without having to account for the same to any other Lender, the Arrangers, any Borrower or any Affiliate of the foregoing.

SECTION 9.20        Acknowledgment and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

SECTION 9.21         Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)          In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)          As used in this Section 9.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, an Issuing Lender, as Swingline Lender and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

ETG ACQUISITION CORP., as a Borrower

By:	/s/ Ann T. Anthony
Name: Ann T. Anthony
Title: Treasurer and Corporate Secretary

SJI UTILITIES, INC., as a Borrower

By:	/s/ Ann T. Anthony
Name: Ann T. Anthony
Title: Treasurer and Corporate Secretary

Signature Page to Credit Agreement

CITIZENS BANK, N.A.,
as an Issuing Lender and as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

BANK OF AMERICA, N.A.,
as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

TD BANK N.A.,
as a Lender

By:
Name:
Title:

Signature Page to Credit Agreement

THE PROVIDENT BANK,
as a Lender

By:
Name:
Title: